UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Material

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Soliciting Material under §240.14a-12

TENNANT COMPANY

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Shareholders,
On behalf of the Board of Directors, we invite you to attend our Annual Meeting of Shareholders on Wednesday, May 1, 2024, at 10:30 a.m. Central Time. The meeting will be held virtually, and you may participate and vote your shares electronically during the meeting as described in the enclosed notice of annual meeting and proxy statement. We encourage you to read these materials and vote your shares promptly.
Strong Board Leadership
This year, we recognize Steve Sonnenberg for his service as a member of Tennant Company’s Board of Directors. Since 2005, Steve has devoted his time, energy, and expertise in board and committee meetings and, most recently, as our Chair of the Board from 2021 to 2023. We thank him for his exemplary service and leadership and wish him well following his retirement from the Board.
In 2023, we transitioned the leadership of our governance committee and audit committee, with Maria Green becoming chair of our Governance Committee, succeeding Carol Eicher, and Tim Morse becoming chair of our audit committee, succeeding me in connection with my appointment as Chair of the Board. These transitions were seamless, which is testament to our robust Board process and succession planning.
An Exceptional Year
As we look back on 2023, we are mindful of the journey over the last several years. The Tennant Company Board oversaw, and our management team drove, the company’s focused and dynamic response to the economic and supply chain crisis created by the COVID-19 pandemic. The significant challenges the business faced over the past three years as a result required planful actions, supported by targeted investments and executional agility. In 2023, we saw the clear return on these actions with the acceleration in growth and financial returns for our company. We are especially proud of the fact that, in a volatile macroeconomic climate and facing significant external headwinds, Tennant Company maintained momentum on executing our enterprise strategy. In 2023, we were able to achieve the commitments we set out in that strategy one year ahead of our projected schedule. As we transition to our new enterprise growth strategy — Elevate — in 2024, your Board remains focused on providing strong corporate governance in support of long-term shareholder value creation.
Sincerely,
Donal L. Mulligan
Chair of the Board

Tennant Company
10400 Clean Street
Eden Prairie, Minnesota 55344
March 21, 2024
Dear Shareholder,
Tennant Company’s 2024 Annual Meeting of Shareholders will be held on Wednesday, May 1, 2024, at 10:30 a.m. Central Time. The Annual Meeting will be a completely virtual meeting of shareholders. You may attend the meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TNC2024.
The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. We have chosen to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our meeting without limiting our shareholders’ access to important information about Tennant.
Whether or not you plan on joining the meeting, it is important that your shares be represented and voted at the meeting. We encourage you to read the Proxy Statement and vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, as soon as possible. You may also follow the instructions in the Notice of Internet Availability of Proxy Materials to vote by telephone or request a paper proxy card, which will include a reply envelope, to submit your vote by mail.
We appreciate your continued confidence in Tennant and look forward to you joining the virtual meeting.
Sincerely,
Kristin A. Erickson
Senior Vice President, General Counsel and Corporate Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Time and Date:	Wednesday, May 1, 2024, at 10:30 a.m. Central Time
How to Attend:	The meeting will be completely virtual. You may attend the online meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TNC2024. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow in your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
Items of Business:
(1)
Elect two Class II directors for three-year terms, such that the total number of directors is eight;

(2)
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024;

(3)
Advisory approval of executive compensation; and

(4)
Approve the Tennant Company Amended and Restated 2020 Stock Incentive Plan.

Who May Vote:	You may vote if you were a shareholder of record as of the close of business on March 6, 2024.
Proxy Voting:	It is important that your shares are voted, whether or not you join the virtual meeting. You are encouraged to vote your shares via the Internet, as instructed in the Notice of Internet Availability of Proxy Materials, as soon as possible. You may also follow the instructions in the Notice of Internet Availability of Proxy Materials to vote by telephone or request a paper proxy card, which will include a reply envelope, to submit your vote by mail. Your prompt response will help reduce solicitation costs incurred by us.
Kristin A. Erickson, Senior Vice President, General Counsel and Corporate Secretary March 21, 2024

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2024:
The Notice of Annual Meeting of Shareholders, 2024 Proxy Statement, and 2023 Annual Report
are available at www.proxyvote.com.

TENNANT COMPANY PROXY STATEMENT
Why did I receive a Notice of Internet Availability of Proxy Materials?
Tennant Company (“we,” “us,” “our,” or the “company”), on behalf of its Board of Directors, is providing this Proxy Statement in order to obtain your vote in connection with its 2024 Annual Meeting of Shareholders (“Annual Meeting”).
The completely virtual Annual Meeting will be held on Wednesday, May 1, 2024, at 10:30 a.m. Central Time at www.virtualshareholdermeeting.com/TNC2024.
The Notice of Internet Availability of Proxy Materials is being first mailed to shareholders on or about March 21, 2024.
How do I access the proxy materials?
Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders via the Internet, rather than mailing printed copies.
If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and vote via the Internet.
If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
What is a proxy?
The proxy serves as a ballot for elections to our Board, and it provides information about other items to be discussed and voted on at the Annual Meeting. It allows an authorized agent to act on your behalf in the event you do not attend the Annual Meeting.
Who is entitled to vote?
You may vote if you owned shares of our common stock as of the close of business on March 6, 2024. As of March 6, 2024, there were 19,006,003 shares of common stock outstanding, each entitled to one vote.
How do I vote?
You may vote in one of four ways:
1.
By Internet

You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on April 30, 2024. Please have your Notice of Internet Availability of Proxy Materials or, if you have requested one, your proxy card, in hand and the last four digits of your social security number available to verify your identity. Follow the instructions provided to obtain your records and create an electronic ballot.
2.
By Phone

Request a proxy card from us by following the instructions in your Notice of Internet Availability of Porxy Materials. You may then call 1-800-690-6903 by using any touch-tone phone, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on April 30, 2024. Have your proxy card in hand when calling. You will need to provide the last four digits of your social security number to verify your identity. Follow the voice prompts to cast your vote.
3.
By Mail

Request a proxy card from us by following the instructions in your Notice of Internet Availability of Porxy Materials. Mark, sign and date your proxy card and return it in the postage-paid envelope that will be provided, or return it to Tennant Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
4.
Online During the Annual Meeting

All shareholders may vote online during the Annual Meeting through the link www.virtualshareholdermeeting.com/TNC2024. The 16-digit control number provided in your Notice of Internet Availability of Proxy Materials or proxy card is necessary to access this site. See below for instructions on voting if your shares are held through a third party.
What happens if my shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization?
If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting online during the Annual Meeting.
As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions received from that organization to vote your shares. Shares held beneficially in street name may be voted online during the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.
What happens if my shares are held in the Tennant Company Retirement Savings Plan?
If your shares are held in the Tennant Company Retirement Savings Plan (“Savings Plan”), your vote will be communicated to the Trustee who will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions. Your proxy includes any shares you hold in the Savings Plan. To be effective, your voting instructions must be received by the Trustee by April 26, 2024. Shares held in the Savings Plan may not be voted online during the Annual Meeting.
Can the Trustee vote my shares on my behalf without receiving voting instructions from me?
The Trustee will vote all shares held in the Savings Plan in proportion to votes cast by all participants who submit voting instructions timely. You should vote your shares by following the instructions described above and set forth on your proxy card.
Why should I vote?
Your vote ensures that your ownership interests are represented even if you are unable to join the Annual Meeting online. A promptly voted proxy will save us additional solicitation expense.
May I revoke my proxy or change my vote?
Proxies may be revoked at any time before being voted online during the Annual Meeting. The proxy may be revoked or changed only by use of the following methods:
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Sending a signed, written notice of revocation, dated later than the proxy, to the attention of our Corporate Secretary at the address listed on page 4 of this Proxy Statement;

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Sending a signed proxy, dated later than the prior proxy, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

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Voting again by telephone or on the Internet prior to the Annual Meeting; or

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Joining the online Annual Meeting and voting online during the meeting.

For shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, or in the Savings Plan, see restrictions described above.
How many votes are needed to hold the Annual Meeting?
The meeting can take place when holders of a majority of the outstanding shares of common stock, either online or by proxy, are present at the meeting. This is known as a quorum. Abstentions and broker non-votes will be counted as present when determining whether a quorum exists.
What is a broker non-vote?
Broker non-votes are shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
How many votes are needed to approve each of the proposals and how are votes counted?
The table below summarizes the vote required to approve each proposal and how votes are counted:
	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Abstention
Item 1: Elect two Class II directors to three-year terms.	Majority of votes cast (the votes cast FOR the nominee exceed the votes cast AGAINST the nominee)(3)	FOR AGAINST ABSTAIN	FOR	No	None
Item 2: Ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2024	Majority of shares present or represented by proxy at the meeting and entitled to vote(4)	FOR AGAINST ABSTAIN	FOR	Yes	AGAINST
Item 3: Advisory approval of executive compensation	We will consider shareholders to have approved the advisory vote on our executive compensation if the votes cast FOR exceed the votes cast AGAINST	FOR AGAINST ABSTAIN	FOR	No	None
Item 4: Approve the Tennant Company Amended and Restated 2020 Stock Incentive Plan	Majority of the shares present or represented by proxy at the meeting and entitled to vote(4)	FOR AGAINST ABSTAIN	FOR	No	AGAINST

(1)
If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations set forth in the table.

(2)
If broker discretionary voting is not allowed, your broker will not be able to vote your shares on these matters. A broker non-vote will have no effect on the matter except in the case of Items 2 and 4 where a broker non-vote will have the same effect as a vote AGAINST if a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the annual meeting is required in order to approve the item as described in footnote (4) below.

(3)
To address a provision in Minnesota law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, we have a policy requiring any director who does not receive a greater number of votes FOR than AGAINST his or her election in an uncontested election to tender his or her resignation from the Board. Under this policy, the Board, upon recommendation of our Governance Committee, will determine whether to accept or reject the offer to resign and disclose its decision and rationale within 90 days after the date of the election. The text of this policy appears in our Corporate Governance Principles, which is available on our website.
(4)
If greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.

Who will pay the cost of this proxy solicitation?
We will bear the cost of solicitation. Proxies may be solicited on our behalf by directors, officers, employees or others, in person or by telephone, electronic transmission and facsimile transmission. No additional compensation will be paid to such persons for such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.
Why is the Annual Meeting virtual and can I submit questions?
Hosting a virtual Annual Meeting provides expanded access, improved communication and cost savings for our shareholders and us and enables shareholder participation from any location around the world. Shareholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/TNC2024, and management will respond to questions in the same way as it would if the company held an in-person meeting. If you have questions, you may type them in the dialog box provided at any point during the Annual Meeting until the floor is closed to questions.
What address should I use for correspondence with the company?
The address for our principal executive office is 10400 Clean Street, Eden Prairie, Minnesota 55344.

BOARD OF DIRECTORS
Information, Qualifications, Experience and Tenure
Directors with terms expiring at the Annual Meeting are Class II directors Azita Arvani, Timothy R. Morse and Steven A. Sonnenberg. At the time the Board nominated directors for election at the Annual Meeting, our Corporate Governance Principles provided that a director may not be nominated to serve a new term if her or she has already served 15 years at the time of the election. Accordingly, Mr. Sonnenberg will not be standing for re-election at the Annual Meeting. The Board has determined that, upon the conclusion of Mr. Sonnenberg’s term, the number of directors constituting the Board will be reduced to eight.
Director Nominees for Terms Expiring in 2027 (Class II Directors):
AZITA ARVANI Age: 61 Independent Director Director since: 2012 Committees: • Compensation • Executive • Governance
Background
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CEO of Rakuten Symphony, North America from May 2022 to September 2023, and General Manager of Rakuten Mobile, Inc., Americas, (a part of Rakuten Group), a global mobile communications company, from February 2020 to September 2023.

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Head of Innovation Partner & Venture Management for Nokia, a global communication, information technology and consumer electronics company, from March 2017 to March 2019; and Head of Global Innovation Scouting from January 2016 to February 2017.

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Head of Innovation Partnering & Ecosystem Ventures for Nokia Networks from July 2015 to December 2015; and Head of Innovation Partnering from September 2014 to July 2015.

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Head of Partnering and Alliances for Nokia Solutions and Networks from September 2012 to August 2014; and Head of Innovation Strategy for Nokia Siemens from September 2011 to August 2012.

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Principal and Founder of Arvani Group Inc., a boutique business consulting firm specializing in the mobile and wireless industry, from 2002 to 2011.

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Vice President, Business Development and Strategy, for ActiveSky, a provider of an online mobile multimedia application development and distribution platform, from 2000 to 2001.

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Held various senior technical and business positions from 1996 to 2000, including Director, Corporate Business Strategy for Xerox Corporation, a business process and document management company.

Qualifications
Ms. Arvani, through her work with Rakuten and Nokia and other prior responsibilities, brings extensive experience in disruptive technologies, commercializing innovations, partnerships and ecosystems. As an executive leader and a consultant, she has helped a diverse set of companies develop and commercialize game-changing technologies. Her experience in new technologies and innovations is particularly valuable as we evolve our telemetry, robotics and sustainable cleaning technologies. Ms. Arvani also has extensive international experience and a vast understanding of the unique issues involved in introducing disruptive technologies globally, such as data ownership practices and intellectual property rights.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
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Vuzix Corporation (2021 to present)

TIMOTHY R. MORSE Age: 55 Independent Director Director since: 2021 Committees: • Audit, Chair • Compensation • Executive
Background
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Board member and advisor to early- to mid-stage start-up companies since 2018.

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Chief Executive Officer, Ten-X, an online real estate marketplace company, from 2015 to 2018.

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Chief Financial Officer, Ten-X from 2014 to 2015.

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Held various positions with Yahoo! Inc., including Chief Financial Officer from 2009 to 2012 and Interim Chief Executive Officer, from September 2011 to January 2012.

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Held various roles, including Chief Financial Officer, at General Electric Plastics division and Altera Corporation from 1991 to 2009.

Qualifications
Mr. Morse was selected by the Board for his financial expertise, including his global finance experience, as well as his broader executive leadership and management experience, including with innovative companies. Mr. Morse’s experience with business processes, finance, accounting and internal controls is particularly valuable to his service on the Audit Committee. Mr. Morse also brings business development and mergers and acquisition experience, as well as executive compensation and succession planning experience.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
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Home Point Capital (2021 to its merger with Mr. Cooper Group Inc. in 2023)

Directors Whose Terms Expire in 2025 (Class III Directors):
ANDREW P. HIDER Age: 47 Independent Director Director since: 2022 Committees: • Audit • Executive
Background
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Chief Executive Officer of ATS Automation, a global automation solutions technology company listed on the Toronto Stock Exchange, since March 2017, and member of the Board of Directors of ATS Automation since May 2017.

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Chief Executive Officer and President of Taylor Made, a sports manufacturing company, from May 2016 to February 2017.

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Held positions of increasing management responsibility at Danaher from 2006 to 2016, culminating in President

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Held various finance and other management positions with General Electric Company from 2000 to 2006, culminating in President / General Manager for Tri-Remanufacturing, GE Aircraft Engines.

Qualifications
Mr. Hider was selected by the Board because of his experience creating shareholder value by driving strategic clarity, business growth and operational performance in complex business environments and in a variety of industries. His insights as the CEO of a global automation technology company are also very valuable, as we continue our drive to introduce focused innovations and new technology solutions for some of our customers’ toughest challenges. Mr. Hider also brings extensive operations excellence experience for global manufacturers, as well as knowledge in global sales and mergers and acquisitions.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
None.

DAVID W. HUML Age: 55 Director since: 2021 Committees: None
Background
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President and Chief Executive Officer for Tennant Company since March 1, 2021.

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Chief Operating Officer for Tennant from April 2020 to March 2021.

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Held various expanding senior leadership roles since joining Tennant, including Senior Vice President, EMEA, APAC, Global Marketing and Operations from 2018 to April 2020; Senior Vice President EMEA, APAC and Global Marketing from 2017 to 2018; Senior Vice President of APAC and Global Marketing from 2016 to 2017; and Senior Vice President of Global Marketing from 2014 to 2017.

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Vice President, Marketing at Pentair plc, a global manufacturer of water solutions, from 2009 to 2011, and Vice President, Global Agriculture at Pentair from 2011 to 2014.

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Held various sales and marketing positions at Hoffman from 2006 to 2009 and Graco Inc. from 1992 to 2006.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
None.

DAVID WINDLEY Age: 60 Independent Director Director since: 2016 Committees: • Compensation, Chair • Executive • Governance
Background
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President for IQTalent Partners at Caldwell, a technology-powered professional services firm focused on talent acquisition, from September 2014 to October 2023, and member of the Board of Directors from January 2021 to October 2023.

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Executive Vice President, Chief Human Resources Officer, for Fusion-io, Inc., a computer hardware and software systems company, from October 2013 to August 2014.

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Executive Vice President, Chief Human Resources Officer, for Yahoo! Inc. from December 2006 to September 2012.

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General Manager, Human Resources, for Microsoft Corporation from December 2003 to December 2006.

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Vice President Human Resources, Business Units, for Intuit Inc. from December 2001 to December 2003.

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Held various positions with Silicon Graphics, Inc. from 1991 to 2001, culminating in Vice President, Human Resources.

Qualifications
Mr. Windley has extensive global human resources management, succession planning and executive compensation expertise from his executive roles with IQTalent Partners at Caldwell, Fusion-io, Inc., Yahoo! Inc. and Microsoft Corporation. His experience with leading technologies is particularly valuable as we expand how we use digital technology in our products and our go-to-market initiatives and his experience with driving ESG initiatives will assist us as we further develop and implement our sustainability roadmap.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
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DHI Group, Inc. (2019 to present)

Directors Whose Terms Expire in 2026 (Class I Directors):
CAROL S. EICHER Age: 65 Independent Director Director since: 2008 Committees: • Compensation • Executive • Governance
Background
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Non-executive board chairman of Innocor, Inc. (a Bain Capital portfolio company), a designer and manufacturer of advanced foam products, from August 2017 to April 2018.

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Chief Executive Officer of Innocor, Inc. from May 2014 to July 2017.

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Business President for Coating Materials and Building and Construction for The Dow Chemical Company from September 2012 to July 2013; Business Group Vice President for Building and Construction for Dow Chemical from August 2010 to August 2012; and Business Director, Performance Monomers, for Dow Chemical from April 2009 to July 2010.

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Vice President/Global Business Director, Primary Materials and Process Chemicals, Rohm and Haas Company, a developer of solutions for the specialty materials industry acquired by Dow Chemical in 2009, from 2003 to July 2010; General Manager, Americas & Europe, Electronics, Organic Specialties, for Rohm and Haas from 2001 to 2003; and Business Director, Organic Specialties for Rohm and Haas from 2000 to 2001.

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Held various senior management positions with Ashland Chemical Company, a division of Ashland, Inc., from 1992 to 2000.

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Held various management positions with E.I. DuPont de Nemours and Company, Inc. from 1979 to 1992.

Qualifications
Ms. Eicher brings a wealth of global manufacturing, operations and merger and acquisition experience from her senior leadership positions at Innocor, Inc., The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. In these positions, she has led expansion efforts in developing countries and can provide insights as to the issues we may face as we expand our presence in developing countries. Ms. Eicher is also very knowledgeable in public company corporate governance and related matters, having served as our governance chair from April 2015 to [date], and serving in a similar role on other boards.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
•
Arconic Corporation (2020 to present)

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Advanced Emission Solutions (2019 to present)

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A. Schulman Company (2018 to 2019)

MARIA C. GREEN Age: 71 Independent Director Director since: 2019 Committees: • Audit • Executive • Governance, Chair
Background
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Former Senior Vice President and General Counsel of Ingersoll Rand plc, a world leader in creating comfortable, sustainable and efficient environments, from October 2015 to June 2019.

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Senior Vice President, General Counsel and Secretary of Illinois Tool Works Inc., a global manufacturer of value-added consumables and specialty equipment, from 2012 to October 2015; Vice President, General Counsel and Secretary from 2011 to 2012; Deputy General Counsel and Assistant Secretary from 2008 to 2011; and Associate General Counsel and Assistant Secretary from 1997 to 2008.

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Vice President Real Estate Development of Chicago Transit Authority from 1996 to September 1997.

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General Counsel and Director of Commercial Development of National Railroad Passenger Corporation (Amtrak) from 1994 to 1996.

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Associate General Counsel Corporate Affairs of Amtrak from 1989 to 1994.

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Senior Associate, Hazel, Thomas Fiske, Beckhorn & Hanes, P.C. from 1987 to 1989.

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Associate, Akin, Gump, Strauss, Hauer & Feld from 1986 to 1987.

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Attorney, Continental Illinois National Bank & Trust Co. from 1981 to 1985.

Qualifications
Ms. Green was selected by the Board because of her extensive experience in public company corporate governance, global legal and compliance and international matters. Ms. Green also brings extensive public company experience in the areas of acquisitions, enterprise risk management, environmental health, safety and sustainability and shareholder engagement. This is particularly valuable as we focus on inorganic growth strategies and successful global business integrations, achievement of acquisition-related synergies and maximizing shareholder value. Ms. Green’s experience is also very important as we appropriately scope risk mitigation and ESG (sustainability) initiatives for the Company.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
•
Fathom Digital Manufacturing Corporation (2021 to present)

•
Littelfuse, Inc. (2020 to present)

•
Wisconsin Energy Group (2019 to present)

DONAL L. MULLIGAN Age: 63 Independent Director Director since: 2009 Chair of the Board since: 2023 Committees: • Audit • Executive, Chair • Governance
Background
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Former Executive Vice President and Chief Financial Officer for General Mills, Inc., one of the world’s largest food companies, from 2007 to February 2020, and Senior Advisor to Chief Executive Officer, General Mills from February 2020 to June 2020.

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Held various executive positions with General Mills from 2001 to 2007, including Vice President Financial Operations for the International division; Vice President Financial Operations for Operations and Technology; and Vice President and Treasurer.

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Served as Chief Financial Officer, International, for The Pillsbury Company from 1999 to 2001.

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Held various international positions with PepsiCo Inc. and YUM! Brands, Inc. from 1987 to 1998, including Regional CFO, Americas; Finance Director, Asia; and Finance Director, Canada.

Qualifications
Mr. Mulligan was selected by the Board not only because of his financial expertise and his various senior financial and operations leadership positions at large multinational public companies, but also because of his knowledge in developing, marketing, selling, and branding innovative products, which is particularly relevant to our business. Mr. Mulligan also has extensive experience in acquisitions and integrations, enterprise risk management, and financial controls and compliance.
Other U.S. Public Company Board Memberships (Current and Past Five Years)
•
Herbalife, Ltd. (2021 to present)

•
Energizer Holdings, Inc. (2021 to present)

Director Dashboard — Current directors
Corporate Governance Highlights
WHAT WE DO

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Majority independent directors on the Board and all committee members are independent

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Independent Chair of the Board

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Majority voting standard for the election of directors in uncontested elections

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Annual evaluations of the Board and each committee

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Shareholders owning 10% or more of stock have a right to call a special meeting of shareholders

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No re-election of a director after he or she has reached retirement age, which is currently 73 years of age (increasing to 75 years of age effective as of the 2024 Annual Meeting), unless an exception is approved by the Board

✓
Directors limited to serving on a total of four public company boards or, in the case of a director serving as a CEO a total of two public company boards

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Stock ownership goals for directors and stock ownership guidelines for executives

✓
No poison pill

Meeting Attendance
During 2023, the Board met on five occasions. All directors attended 100% of the meetings of the Board and any Board committees of which they were members in 2023. As set forth in the Corporate Governance Principles, all members of the Board are encouraged to attend the annual meetings of shareholders. All of the then-serving directors attended the 2023 Annual Meeting of Shareholders.
Director Independence
Our Board uses criteria established by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission to determine director independence. The Governance Committee reviews relevant information no less than annually to determine whether the Board members meet the applicable criteria. The Board has determined that Mses. Arvani, Eicher and Green and Messrs. Hider, Morse, Mulligan, Sonnenberg, and Windley are independent based on the standards referred to above.
The only relationships that exist between directors and the company or management are ordinary course of business commercial transactions involving the purchase of our products and product maintenance services by companies that employ certain directors or our purchase of products and services from companies that employ certain directors. These transactions were considered by the Board in determining director independence.
Board Leadership Structure
We do not have a policy on whether the roles of Chair of the Board and the CEO should be combined or separated. However, our Corporate Governance Principles require that, if at any time we do not have an independent Chair of the Board, the Board will appoint an independent Lead Director. This structure allows the Board to maintain the flexibility to determine which leadership structure best serves the company and its shareholders.
We currently have a Board leadership structure with separate roles of the Chair of the Board and the CEO. Mr. Sonnenberg served as our first Chair from March 2021 to April 2023, having been appointed at the time of our CEO transition. In February 2023, the Board appointed Mr. Mulligan to serve as the Company’s Chair of the Board effective as of the 2023 Annual Meeting. Mr. Mulligan performs duties that include working with the CEO to set and approve the agenda of Board meetings, ensuring that there is an appropriate flow of information to and from the Board, ensuring that management properly and adequately addresses matters of interest to the Board, conducting Board meetings and continuing to facilitate meetings of the Executive Committee, which consists of all independent directors. Mr. Mulligan has served as a Director of the Company since 2009. The Board continues to believe that having a separate, engaged independent Chair of the Board allows Mr. Huml to focus specifically on the Company’s operations, while the Chair handles various Board governance matters.
The Board also believes the current structure fosters good communication between management and the Board, provides strong independent leadership to oversee and challenge management and provides the optimal level of Board involvement in strategic decision-making and risk oversight.
Board Oversight of Strategy and Risk
General
Our Board takes an active role in risk oversight of the company both as a full Board and through its committees. The agendas for the Board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our operations, strategies and compensation plans.
Our Board typically meets in executive session at the beginning and at the end of each regularly scheduled meeting. The executive sessions are used to assist the Board in carrying out its duties, including risk oversight. We believe that the process followed by the independent directors and led by our independent Chair of the Board provides an appropriate level of risk oversight by the Board.
Annual Risk Assessment Process
We conduct an annual enterprise-wide risk assessment, after which a formal report is delivered to the Audit Committee and to the Board each December. Risk assessment updates are built into the annual Board and committee agendas so that each topic is covered at least once if not more as requested by a committee, our Board or recommended by management.
The objectives for the risk assessment process include (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management, (ii) developing and addressing a defined list of key risks to be shared with the Audit Committee, the Board and management, (iii) reviewing management’s risk mitigation efforts, (iv) determining whether there are risks that require additional or higher priority mitigation efforts, (v) facilitating discussion of the risk factors to be included in Item 1A of our Annual Report on Form 10-K, and (vi) guiding the development of the next year’s audit plans.
The risk assessment process is led by our internal audit function with collaboration from senior-level staff from the legal, compliance, and finance departments and from the global business functions. The risk assessment process includes (i) reviewing our enterprise risk assessment process and methodology, (ii) conducting a detailed enterprise risk assessment, including a survey of key department and functional leaders from all geographies, (iii) communicating the results of the risk assessment with a prioritization of key risks, (iv) evaluating management’s past mitigation efforts, (v) assessing management’s preparedness to address the identified risks; (vi) assigning a member of management to each risk identified to develop risk mitigation activities, and (vii) developing a cadence for implementation of proactive assessments and audits. This process links the risk areas with our strategies, objectives and entity-level controls where senior management and global employees participate in risk identification and ranking and assessment of management preparedness to address identified risks. The risk profiles and current and future mitigating actions are discussed and refined during subsequent discussions with senior management. The identified risks are prioritized based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence, after taking into account management’s preparedness.

Non-Ordinary Course Expenditure Policy
To monitor transactions that could potentially expose the company to risk, the Board has a formal delegation-of-authority policy for non-ordinary course expenditures that specifies areas for which Board review and approval are required.
Compensation Risk Review
As part of our broader enterprise risk management efforts, management and the Compensation Committee annually review the risk associated with our executive and non-executive compensation plans and policies globally (for purposes of this discussion, “plans”) to ensure any risks that are reasonably likely to have a material adverse effect on the company are identified and controlled for or mitigated appropriately. We conduct a multi-step internal assessment with a final review conducted by the chief financial officer and general counsel. Pearl Meyer & Partners, LLC, the company’s independent compensation consultant (“Pearl Meyer”), is consulted throughout the risk assessment process.
In December 2023, management presented to the Compensation Committee an analysis of our compensation plans and a review of the key areas of potential risks. To assess whether the plans encourage unnecessary or excessive risk taking, management considered the plan design, strategy and philosophy for cash and equity incentive plans, how the incentives are likely to impact employee behavior, the appropriateness of the plan metrics and what checks and balances exist to mitigate risks for inappropriate or fraudulent behavior. Management’s assessment was that the risks arising from our compensation plans do not encourage excessive risk-taking that would likely have a material adverse effect on the company’s financial condition. The Compensation Committee reviewed the level of enterprise risk associated with our executive and non-executive employee compensation plans.
Regarding the executive plans, the Compensation Committee concluded that the plans mitigate unnecessary risk, considering both designs and the controls placed upon the plans, due to numerous factors:
• Balanced pay mix between fixed versus variable and cash versus equity	• Minimum performance requirements and maximum payout opportunities for incentive plans
• Incentive plan performance metrics are distinct and balance multiple measures of performance	• Our Compensation Committee can directly retain outside experts in fulfilling their charter obligations
• Performance targets are calibrated to align with our strategy and long-term value creation	• We maintain strong internal governance controls over the calculation of performance results
• Our Compensation Committee approves goals and payouts and has ultimate authority to adjust payments as necessary	• We maintain strong governance policies including ownership guidelines, a claw-back policy, and prohibitions on stock hedging or pledging
Board Committees
We have four standing committees of the Board: Audit, Compensation, Governance, and Executive. Membership on these committees is limited to independent directors and each committee has its own chair. Each committee operates under a written charter and evaluates its charter annually.
Audit Committee
The Audit Committee is comprised of Timothy R. Morse (Chair), Maria C. Green, Andrew P. Hider, Donal L. Mulligan, and Steven A. Sonnenberg. Our Board uses the listing standards of the NYSE to determine whether the Audit Committee members possess the requisite financial literacy to serve on the committee. The Board has determined that all Audit Committee members are financially literate and independent.
At least one member of the Audit Committee must have accounting or related financial management expertise as required by NYSE rules. The Audit Committee endeavors to have at all times a member who qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board has determined that Messrs. Morse and Mulligan, each with extensive experience in financial management, satisfy the requirements of an “audit committee financial expert,” and that their expertise has been acquired through training and relevant experience.
The Audit Committee is required to meet no less than four times throughout the year. In 2023, the Audit Committee held five meetings.
The primary functions of the Audit Committee are to oversee:
•
the integrity of our financial statements;

•
compliance with legal and regulatory requirements;

•
the independent registered public accounting firm’s qualifications, independence and performance;

•
the performance of the internal audit function;

•
the performance of the system of internal controls over financial reporting;

•
the ethics compliance program;

•
risk assessment and risk management policies; and

•
significant financial matters.

Compensation Committee
The Compensation Committee is comprised of David Windley (Chair), Azita Arvani, Carol S. Eicher and Timothy R. Morse, all of whom meet the criteria for independence under the NYSE listing standards and Rule 16b-3 of the Securities Exchange Act of 1934.
The Compensation Committee is required to meet no less than four times throughout the year. In 2023, the Compensation Committee held four meetings.
The primary functions of the Compensation Committee are to:
•
assist the company in maximizing shareholder value by ensuring that executive officers are compensated in accordance with our philosophy, objectives and policies;

•
approve executive compensation policies and strategies;

•
evaluate executive officers’ compensation levels and payouts against performance goals;

•
approve and administer compensation plans;

•
oversee certain compensation disclosures in the proxy statement;

•
oversee risks associated with our compensation policies and practices; and

•
recommend, in conjunction with its outside compensation consultant, compensation levels for non-employee directors for approval by the Board.

Use of Outside Compensation Consultant
The Compensation Committee engages Pearl Meyer to advise it on executive officer and non-employee director compensation. Pearl Meyer’s services include (i) making recommendations regarding the form and amounts of executive officer and nonemployee director compensation, (ii) providing market and performance data as a backdrop to the committee’s decisions regarding executive officer and nonemployee director compensation, and (iii) advising the committee as to best practices and recent legal, governance and regulatory considerations regarding executive officer and nonemployee director compensation.
Pearl Meyer reports directly to the Compensation Committee and works collaboratively, as directed by the Chair of the committee, with management. In 2023, the committee concluded that Pearl Meyer was independent with respect to the services it provided because (i) it reported directly to the committee, (ii) the committee could solicit advice and consultation from it without management’s direct involvement, and

(iii) all of the services provided by it in 2023 were at the request of the committee. In addition, the Compensation Committee assessed the independence of Pearl Meyer pursuant to rules established by the Securities and Exchange Commission and the NYSE, and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the committee.
The Compensation Committee has established a process to limit potential conflicts of interest should management desire to seek advice from Pearl Meyer for non-executive compensation matters. Specifically, the committee determined that if management desires to use Pearl Meyer to provide any advice on non-executive compensation matters, it must contact the committee Chair and inform him or her of such request. The committee delegated to the Chair the authority to make a decision as to whether the service is appropriate. The Chair is required to inform the committee of any such request or approval granted no later than at the next scheduled committee meeting. No less than annually, Pearl Meyer must provide a summary to the committee describing any non-executive compensation services provided to the company or management. No such services were provided in 2023.
Additional information about Pearl Meyer’s role is set forth below under “Compensation Discussion and Analysis — Compensation Determination Process.”
Governance Committee
Our Governance Committee is comprised of Maria C. Green (Chair), Azita Arvani, Carol S. Eicher, Donal L. Mulligan, Steven A. Sonnenberg, and David Windley. The Board has determined that all Governance Committee members are independent.
The Governance Committee is required to meet at least two times throughout the year. In 2023, the Governance Committee held four meetings, including one meeting dedicated to oversight of the company’s programs, policies and practices relating to corporate responsibility and sustainability, including environmental, social and corporate governance (“ESG”) matters.
The primary functions of the Governance Committee are to:
•
assist the Board in identifying individuals qualified to become directors;

•
determine the composition of the Board and its committees;

•
develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors;

•
lead the Board in its annual performance review and coordinate its self-evaluation process;

•
oversee the company’s programs, policies and practices relating to corporate responsibility and sustainability, including ESG matters;

•
regularly review and, when applicable, recommend to the Board changes to the Corporate Governance Principles, Business Ethics Guide, Articles of Incorporation and Bylaws of the company and certain Board committee charters; and

•
assist the Board in understanding and complying with new corporate governance laws, regulations and policies affecting us or our business.

Executive Committee
Our Executive Committee is comprised of the independent Board members. Mr. Mulligan, as Chair of the Executive Committee and Chair of the Board, presides at the Executive Committee meetings.
The Executive Committee is required to meet no less than four times throughout the year and in 2023 met on four occasions at either the beginning or the end of each Board meeting.
The primary purpose of the Executive Committee is to review such matters and take such actions as are appropriate to be reviewed or taken by the independent directors, including, among other things, overseeing the annual CEO evaluation process, reviewing and approving our management succession plan, and overseeing our long-term strategic direction. Any meeting of the Executive Committee held at the beginning of a regularly scheduled Board meeting is generally used to discuss the Board’s priorities and focus on the agenda topics for that meeting. Any meeting of the Executive Committee held following a regularly scheduled Board meeting is generally used to, among other things, assess the quality of the meetings and to collect feedback for the Chair of the Board to present to the CEO and management. Such feedback includes any requests for specific information relating to our long-term strategic direction, the annual CEO performance review, the compensation of our CEO, our management succession plan, the risks and opportunities inherent in our strategic decision making, future agenda items, and other materials.
Board and Committee Self-Evaluation Process
The Board and its committees generally conduct an annual performance evaluation as follows: annually in October, Board members complete a detailed questionnaire which asks for quantitative ratings and subjective comments in key areas covering Board and committee matters. Responses are collected by the General Counsel and a compilation of all the responses is provided to the Governance Committee. In addition, management prepares a response memorandum to the Chair of the Governance Committee. Upon review by the Governance Committee, the compilation of responses and management’s response memorandum are provided to the Board and each committee for review and discussion. Each committee thereafter provides an evaluation summary to the Board. Feedback is then provided to management through the Chair of the Board.
In addition, Board members periodically conduct an evaluation of their peer directors. Feedback is provided directly to the Chair of the Board, who then communicates to the individual directors the information gathered from this process. This peer process was last completed in early 2023.
Director Commitments
To ensure that each director does not have other director commitments that impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public company boards on which a director may serve. The Chief Executive Officer of our company may not serve on more than one public company board aside from serving on our Board unless specifically approved by our Board in advance. Any director who serves as a chief executive officer of a public company other than our company may not serve on more than two public company boards, including serving on the board of the company where he or she serves as chief executive officer. All other directors may not serve on more than four public company boards, including serving on the board of a company that employs the director. If a director wishes to accept an invitation to serve on another public company board, he or she should advise our Chief Executive Officer, who will advise the independent Chair of the Board or Lead Director, as applicable, prior to accepting. The Governance Committee also considers the nature and involved in a director’s service on other boards in assessing director nominations.
Board and Committee Member Nominations and Appointments
Committee Appointments
Our Board appoints members of its committees at least annually upon recommendation of the Governance Committee after taking into account the desires, experiences and expertise of individual directors, the recommendations of our CEO and the benefits of rotating committee membership.
Director Nomination Process
Our Governance Committee is responsible for recommending nominees for election to the Board. As required by the Corporate Governance Principles, the Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual members. The committee must also balance the composition of the Board, as a whole, with the needs of the company.
Our Governance Committee reviews all director nominees and recommends to the Board those persons whose attributes it believes are most beneficial to the company. The committee’s assessment of each director nominee takes into consideration the needs of the Board, the ability to effectively represent the shareholders and stakeholders generally, as well as the following attributes:

• Experience	• Diversity
• Expertise	• Skills (including interpersonal)
• Integrity	• Dedication
• Competence
The Board does not have a written policy regarding consideration of diversity in identifying director nominees. However, as indicated above, diversity is one of the factors that the Board takes into consideration when assessing director nominees. In that regard, the Board defines “diversity” broadly to include race, gender, national origin, functional experience, geographic representation and personal skills and attributes.
The Board looks for candidates who have public company experience, have a history of demonstrating strong and ethical leadership, are sufficiently senior and adept at understanding and evaluating strategic, financial, operational and global risks, and have the expertise to create a well-rounded Board. The Governance Committee also considers the Corporate Governance Principles, which include the following factors when considering director nominees:
• The size of the Board	• Other board service
• Directors with job changes	• Retirement
• Director terms	• Independence
Candidates Recommended by Shareholders
The Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations must be accompanied by a sufficiently detailed description of the candidate’s background and qualifications. The committee will evaluate the candidate using the aforementioned criteria. To recommend a qualified candidate, shareholders should write to the Chair of the Governance Committee at the address listed below.
Communication with the Board of Directors
All interested parties, including shareholders, may communicate with the independent members of the Board by writing to our Chair of the Board at:
ATTN: General Counsel
Tennant Company
10400 Clean Street
Eden Prairie, MN 55344
All communications will be delivered to the General Counsel who will forward communications to our Chair of the Board to address the matter.
Committee Charters and Other Governance Documents
All four standing Committee charters, as well as other governance documents, including the Corporate Governance Principles and Business Ethics Guide, are available on our website at http://www.tennantco.com. To access these documents, click on “Investors” at the bottom of our home page, then “Governance” and then “Governance Documents.” Our report on our sustainability initiatives can also be found by clicking on “Sustainability” at the bottom of our home page.
Director Compensation
Our non-employee director compensation program is designed to be competitive and to align the interests of our non-employee directors with the long-term interests of our shareholders. Our director compensation program is reviewed annually by the Compensation Committee using external data derived from our outside compensation consultant’s review of peer company proxy data. Our directors are provided with equity compensation for their services at the start of each Board Year, and a cash retainer on a quarterly basis. We define “Board Year” for director compensation purposes as the time between annual shareholder meetings.
Director Compensation for 2023-2024 Board Year
Each year, the Compensation Committee requests that its independent compensation consultant review the competitiveness of the current non-employee director pay program to determine whether changes should be considered for the upcoming Board Year. Pearl Meyer analyzes the market competitiveness of our non-employee director pay program, including all role-based retainers and fees, and reviews each element of the pay program against our comparator group and, as a secondary reference point, against size-appropriate all-industry survey data.
Based on the review of compensation competitiveness and review of market benchmarking data, the Compensation Committee increased the Annual Board retainer from $65,000 to $75,000 and the grant date fair value of the annual grant of restricted stock units from $110,000 to $115,000 for the 2023-2024 Board Year. Accordingly, the 2023-2024 Board Year compensation is as follows:
Component of Pay	Board Year Compensation
Annual Board Cash Retainer	$75,000
Annual Committee Member Cash Retainer
Audit:	$15,000
Compensation:	$6,000
Governance:	$5,000
Annual Additional Committee Chair Cash Retainer
Audit:	$10,000
Compensation:	$10,000
Governance:	$5,000
Chair of the Board Cash Retainer	$75,000
Annual Grant of Restricted Stock Units	$115,000
Retainer fees are paid in cash. Under the Tennant Company Executive Non-Qualified Deferred Compensation Plan, non-employee directors may elect to defer the retainer fees. For additional information on this plan, see the Non-Qualified Deferred Compensation discussion under “Compensation Discussion and Analysis — Other Plans and Agreements — Supplemental Retirement Savings Plan (Non-Qualified Deferred Compensation).” All compensation paid to non-employee directors who join the Board between annual shareholder meetings is prorated for a partial year of service.
Non-employee directors receive annual grants of restricted stock units under the 2020 Stock Incentive Plan having an aggregate fair value of $115,000, subject to rounding adjustments described below. The number of restricted stock units granted is determined by dividing $115,000 by the closing price of our common stock on the last trading day prior to the date of grant, rounded to the nearest share. The restricted stock units vest one year from the date of grant and convert into an equal number of shares of our common stock. A director may defer receipt of the shares until his or her service as a director ends or until a pre-established date set forth in the irrevocable deferral election form applicable to the award. Dividend equivalents on outstanding restricted stock units are accrued at the same rate that dividends are paid to our shareholders, are subject to the same vesting conditions as the underlying units and are paid in cash at the same time as the underlying units are settled.

The table below summarizes compensation paid to each person who served as a non-employee director during fiscal 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Azita Arvani	83,500	114,964	198,464
Carol S. Eicher	84,750	114,964	199,714
Maria C. Green	96,250	114,964	211,214
Andrew P. Hider	87,500	114,964	202,464
Timothy R. Morse	101,000	114,964	215,964
Donal L. Mulligan	151,250	114,964	266,214
Steven A. Sonnenberg	111,250	114,964	226,214
David Windley	93,500	114,964	208,464

(1)
Includes annual retainer fees as well as pro-rated retainer fees paid in cash or deferred.

(2)
The valuation of stock awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Footnote 18 “Share-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions used in such valuation. The following table shows outstanding equity awards held by each person who served as a non-employee director during fiscal 2023:

Name	Restricted Shares (#)(a)	Restricted Stock Units (#)(b)	Deferred Stock Units (#)	Stock Options (#)(c)
Azita Arvani	4,712	1,447	8,006	10,675
Carol S. Eicher	9,263	1,447	8,006	10,675
Maria C. Green	—	1,447	6,653	—
Andrew P. Hider	—	1,447	—	—
Timothy R. Morse	—	1,447	1,736	—
Donal L. Mulligan	7,262	1,447	1,353	8,910
Steven A. Sonnenberg	13,457	1,447	—	8,910
David Windley	1,780	1,447	—	7,259

(a)
Reflects restricted shares granted to non-employee directors prior to the 2018 Board Year, which vest upon the director’s termination of service on the Board.

(b)
Reflects outstanding deferred stock units following vesting of restricted stock units

(c)
Reflects stock options granted to non-employee directors prior to the 2018 Board Year, which vested pro rata over a three-year period beginning on the first anniversary of the date of grant.

Director Compensation for 2024-2025 Board Year
At the February 2024 meeting of the Compensation Committee, based on the review of our Board’s compensation competitiveness and review of market benchmarking data, the Compensation Committee determined not to make any changes for the 2024-2025 Board Year.
Stock Ownership Goal for Non-Employee Directors
The Board maintains a stock ownership goal for non-employee directors of five times their annual cash retainer, to be attained within five years from the date of election to the Board. Progress toward the ownership goal is measured each year at the time of the Compensation Committee meeting held in February of each year. Ownership levels are calculated by adding (i) the value of the shares held directly by the director, (ii) the estimated after-tax value of restricted and unrestricted stock units, and (iii) the potential gains from vested stock options, as of the close of market on December 31 of the year immediately preceding the year of calculation. Directors who have served on the Board for five years or more have achieved their goals. Newer directors are on pace to achieve their ownership targets within the five-year period. We revised certain aspects of the stock ownership guideline calculation as of February 1, 2024 for our non-employee directors and executive officers, which are described below under “Compensation Discussion and Analysis — Compensation Policies — Executive Officer Stock Ownership Guidelines.”

ITEM 1 — ELECTION OF DIRECTORS
Our Restated Articles of Incorporation provide that the Board will be divided into three classes of directors of nearly equal size as possible, and the term of each class of directors is three years. Currently, we have nine directors with three directors serving in Class I, three directors serving in Class II, and three directors serving in Class III. As previously disclosed, Mr. Sonnenberg, a Class II director, will retire from the Board at the Annual Meeting, such that the total number of directors will be eight. At the Annual Meeting, two Class II directors are to be elected for three-year terms. If elected, each of the two Class II directors standing for re-election will serve until their terms expire at the time of the Annual Meeting in 2027 and, in each case, until their successors are elected and have qualified. Each nominee has expressed his or her willingness to serve. In the event that any of the nominees is not a candidate at the Annual Meeting, it is the intention of the named proxies to vote in favor of the remaining named nominees and to vote for a substitute nominee selected by the Governance Committee.
The Board, upon recommendation of the Governance Committee, has designated Azita Arvani and Timothy R. Morse as nominees for election as Class II directors at the Annual Meeting to serve three-year terms expiring in 2027. All nominees currently serve on our Board and previously were elected by the shareholders.
The Board of Directors, upon recommendation of the Governance Committee, unanimously recommends a vote FOR each of the director nominees.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM INFORMATION
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees paid for professional services rendered by Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm, for the audit of our annual consolidated financial statements, certain audit related services, tax services and all other fees paid to Deloitte for the years ended December 31, 2023, and December 31, 2022:
Description of Fee	2023	2022
Audit Fees(1)	$2,061,841	$2,027,000
Audit-Related Fees(2)	$24,000	$49,000
Tax Fees(3)	$149,328	$96,000
All Other Fees	—	—
Total	$2,235,169	$2,172,000

(1)
Audit Fees include professional services rendered in connection with the audit of our annual consolidated financial statements, audits of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q, and statutory audits of certain of our international subsidiaries, as well as other filings with the Securities and Exchange Commission.

(2)
Audit-Related Fees include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor (but not included in the “Audit Fees” category above), such as employee benefit plan audits, and agreed-upon procedures required to comply with financial, accounting, or regulatory reporting.

(3)
Tax Fees include professional services rendered in connection with tax audits, consisted primarily of international tax compliance, and tax consulting and planning services. The Audit Committee has adopted a Pre-approval Policy for Non-audit Services (the “Pre-approval Policy”), which appears on our website as an exhibit to the Audit Committee charter. All audit related, tax and other non-audit services were performed in compliance with the Pre-approval Policy. The Audit Committee has determined that the provision of the above non-audit services did not compromise Deloitte’s independence.

Audit Committee Report
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of Deloitte. The Audit Committee and the Board believe the retention of Deloitte for fiscal 2024 is in the best interests of the company and its shareholders.
The Audit Committee’s meetings are designed to facilitate and encourage private communication between the committee and Deloitte. In addition, the committee complied with its charter responsibilities and reviewed and discussed the audited consolidated financial statements with management. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Deloitte also provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and the committee discussed with Deloitte the firm’s independence.
Based upon the committee’s discussion with management and Deloitte and the committee’s review of audited consolidated financial statements and the report of Deloitte to the committee, the committee recommended to the Board that it include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Members of Audit Committee
Timothy R. Morse (Chair) Maria C. Green Andrew P. Hider	Donal L. Mulligan Steven A. Sonnenberg
The members of the Audit Committee reflect the members in February 2024 when the consolidated financial statements were reviewed and recommended.

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024. At the Annual Meeting, shareholders will vote on the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024. Deloitte is an independent registered public accounting firm. The Audit Committee is responsible for the appointment, compensation and oversight of Deloitte and believes that the retention of Deloitte is in the best interests of the company and its shareholders. We have been advised that representatives from Deloitte will be present during the Annual Meeting. The representatives will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.
The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends a vote FOR ratification of Deloitte as the company’s independent registered public accounting firm.

EXECUTIVE COMPENSATION INFORMATION
Compensation Discussion And Analysis
This compensation discussion and analysis (“CD&A”) explains our executive compensation program and describes the process followed by the Compensation Committee (referred to as the “Committee” throughout the CD&A) for making pay and benefit decisions, as well as its rationale for specific decisions made in 2023.
Executive Summary
Overview of 2023 Performance
Our 2023 performance validated the disciplined actions Tennant took to manage through the challenging macroeconomic environment of the prior several years. Results showed a continued positive trend throughout the year. Our full-year outcome represents record highs for Tennant in terms of revenue, Adjusted EBITDA and Adjusted EBITDA margin. This strong performance allowed the company to deliver ahead of schedule on the financial commitments made in our 2020 five-year enterprise strategy, giving us momentum to pivot to a new, growth-oriented strategy beginning in 2024.
We delivered record full-year net sales, showing a 13.9% increase from the prior year and a 13.6% organic growth rate driven by growth across all geographies and product categories. Adjusted EBITDA for the year was $192.9 million, compared to $133.7 million in 2022, and Adjusted EBITDA margin increased 330 basis points for the year. This performance resulted in the CIP and LTIP payments detailed below.
Snapshot of 2023 Compensation Decisions
Based on our performance and consistent with the design of our program, the Committee made the following executive compensation decisions for fiscal 2023:
•
Base salary: Base salaries increased, as discussed below in “Key Compensation Decisions for 2023,” to reflect the scope and responsibilities of the roles and to remain market competitive.

•
2023 Executive Officer Cash Incentive Plan (“CIP”): Achievement of financial and strategic objectives resulted in an overall payout of 200% of target.

•
2023 Long-Term Incentive Plan Awards: Named Executives received 25% of their grant in restricted stock, 25% in stock options and 50% in performance-based restricted stock units (“PRSUs”).

•
2021-2023 PRSU Awards: Achievement of financial objectives resulted in an overall payout of 128.9% of target.

The Committee believes that the design and structure of the company’s incentive program, and the decisions it makes, provides a direct link between company performance and pay outcomes for the executives, as described in greater detail below.

Compensation Governance
We believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and Named Executives:
WHAT WE DO	WHAT WE DON’T DO

✓
Heavily emphasize performance-based compensation, using a combination of short- and long-term incentives, to ensure a strong connection between our operating performance and actual compensation

✓
Maintain multi-year vesting requirements for equity compensation awards

✓
Provide 100% of long-term incentives in the form of equity

✓
Enforce rigorous stock ownership guidelines

✓
Maintain a compensation recoupment (claw-back) policy

✓
Maintain a fully independent Compensation Committee

✓
Maintain a formal policy for equity award timing

✓
Maintain a formal stock trading policy that covers officer and access individuals

✓
Retain an independent compensation consultant

✓
Annually review risks associated with compensation

✓
Provide shareholders an annual opportunity to cast a say-on-pay vote

×
Provide gross-up payments to cover excise taxes for executive or severance benefits

×
Provide excessive or special perquisites

×
Backdate or reprice stock options

×
Provide grants of reload stock options

×
Allow hedging or pledging of Tennant securities by executive officers or directors

2023 Say-On-Pay
Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. In 2023, approximately 97% of the votes cast supported our executive compensation decisions. Overall, we believe our shareholders are highly supportive of our executive compensation program and its direction. As a result, in 2023, we did not make significant modifications to the structure of our program. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.
What Guides Our Program
Compensation Objectives
Our overall objective is to align executive compensation with our short- and long-term operating goals and the interests of our shareholders.
We seek to offer a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies. Our compensation programs take into account that an executive’s actual compensation level may be greater or less than targeted based on our annual and long-term financial performance against preestablished goals, the individual’s performance and the individual’s scope of responsibilities.

Specifically, our compensation programs adhere to the following design philosophy and principles:
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create a relationship between pay and performance by providing a strong link between our short- and long-term business goals and executive compensation;

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attract and retain high-caliber key executive officers who can create long-term financial success for the company and enhance shareholder return;

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motivate executive officers to achieve our goals by placing a significant portion of pay at risk;

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align the interests of executive officers with those of our shareholders by providing a significant portion of compensation in stock-based awards; and

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discourage risk-taking behavior that would likely have a material adverse effect on the company.

Linking Pay and Performance
A key component of our executive compensation philosophy is the link between compensation and overall business results and shareholder value creation. We strive to clearly communicate this to our shareholders and believe that looking at realizable pay relative to our peers (see “Comparator Group” below) can illustrate this point effectively.
The Committee works closely with its outside consultant, Pearl Meyer, to evaluate our compensation programs and ensure adherence to our compensation philosophy. During 2023, Pearl Meyer assessed the relationship between total realizable pay (as defined below) and our Total Shareholder Return (“TSR”) for the three-year period ended December 31, 2022. This approach uses the most recent period coinciding with our fiscal year-end for which corresponding peer group compensation data is also available. The analysis looks at the degree of alignment between total compensation delivered to Named Executives during the review period and our performance relative to our peer group. “Total realizable pay” is defined as the sum of the following components:
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Actual base salaries paid over the three-year period;

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Actual short-term incentive awards paid for the three-year period;

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The Black-Scholes value as of December 31, 2022, of any stock options granted over the three-year period;

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The value as of December 31, 2022, of restricted shares granted over the three-year period; and

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The value as of December 31, 2022, of PRSUs earned for cycles ending in the three-year period.

For peer companies, realizable pay also includes cash-based long-term incentive plan payouts for cycles that ended within the three-year period.
As illustrated in the chart below, realizable pay for our CEO for 2023 and other continuing Named Executives was generally aligned with our relative TSR performance against peers. Realizable pay for the three-year period for our CEO approximately the 28th percentile. For our other Named Executives, realizable pay approximated the 59th percentile. Our TSR over the same 3-year period approximated the 25th percentile. The Compensation Committee annually reviews the results of this analysis to inform compensation program design, incentive plan goal-setting, and individual compensation decisions.

Direct Compensation Elements
We seek to achieve our objectives using the following compensation elements:
Element	Type	Terms
Cash	Base Salary	Fixed pay element that reflects the value of the executive role. Generally eligible to be increased annually, depending on market conditions, performance and internal equity.
	Short-Term Cash Incentive Plan (“CIP”)	Focuses on achievement of annual goals that are directly linked to execution of the company’s annual operating plan and calibrated to deliver performance-aligned pay.
Long-Term Incentive Plan (“LTIP”) (100% Equity)		The LTIP program focuses on: (1) direct linkage to stock price performance; (2) key financial drivers of shareholder value; and (3) supporting leadership retention objectives and facilitating and encouraging executive retention and stock ownership through the grant of stock options, PRSUs, and restricted stock with opportunities calibrated to deliver pay aligned with performance.
	Performance-Based Restricted Stock Units (“PRSUs”)	The performance period for PRSUs is three years. Payment is variable based on the relative achievement of pre-set financial goals. PRSUs are paid in shares of our common stock on settlement.
	Stock Options	Stock options generally vest in equal installments over three years from the grant date and have a ten-year exercise period.

Element	Type	Terms
	Restricted Stock	Restricted stock generally vests three years from the grant date. Dividends are accumulated on restricted stock during the vesting period and paid in cash upon vesting.
Other Equity	Restricted Stock Units (“RSUs”) (used for one-time grants outside of the LTIP program)
We may occasionally make one-time RSU grants outside the normal equity grant schedule for specific reasons. The vesting terms of those awards are typically aligned with the specific needs of the Company.
RSUs are paid in shares of our common stock on settlement.

Total Direct Compensation: Pay Mix
Our compensation strategy is to target compensation levels within a competitive range of the Comparator Group at approximately the 50th percentile for base salary and between the 50th and 75th percentile for short-term and long-term incentives, positioning Total Direct Compensation between the 50th and 75th percentile. The Committee believes that this strategy provides sufficient short-term compensation to attract and retain competitive talent, but also places a large portion of pay at risk in the form of performance-based equity to drive long-term performance.
Based on the Committee’s pay decisions, the charts below show the target Total Direct Compensation that the Named Executives received in fiscal 2023. These charts illustrate that a majority of Mr. Huml’s Total Direct Compensation (approximately 80%) is variable and at risk, and an average of 68% of Total Direct Compensation for our other Named Executives is variable and at risk, based on our performance.
Role of the Committee in the Compensation Process
The Committee ensures that executive compensation and benefit programs are consistent with our compensation philosophy and other corporate goals and makes decisions regarding Total Direct Compensation (i.e., base salary and short-term and long-term variable pay), other benefits and perquisites for Named Executives, and, subject to final approval from the Executive Committee, the compensation of our CEO.
Compensation Determination Process
The Committee typically meets four times per year to consider various aspects of compensation for the Named Executives and non-employee directors. Among other things, the Committee decides how to allocate each Named Executive’s Total Direct Compensation and determines the target level of Total Direct

Compensation for each. The Committee sets Total Direct Compensation and the allocation between each element so that it is consistent with our compensation objectives.
While we do not target any specific mix of compensation, we generally aim to have a compensation program that is in line with the Comparator Group, as defined below, and survey data. In addition, we aim to appropriately balance (i) fixed versus variable compensation, (ii) short- versus long-term compensation, (iii) company versus individual performance, and (iv) shareholder, financial, operational and strategic goals. The balance and mix of incentive compensation are reviewed and determined each year based on short- and long-term objectives of the business.
Annually in December, the Committee conducts a comprehensive review of pay levels for our Named Executives. The Committee sets the Named Executives’ Total Direct Compensation opportunity at its annual February meeting. As part of the review, the Committee reviews compensation information for peer companies and other external reference data in the form of published executive compensation surveys from Pearl Meyer.
In setting compensation for 2023, the Committee reviewed data and information from a group of comparatively similar companies and executive compensation surveys to identify competitive market compensation practices and our overall competitive position. The Committee works with Pearl Meyer to review the Comparator Group and to identify and use appropriate executive compensation survey sources against which we assess the competitiveness of executive pay levels.
In addition, the Committee considers internal data, including each executive officer’s performance, experience, management capabilities and contributions to our operations, and the tactical and strategic value of specific skill sets of certain key executives. When assessing the compensation of our CEO, the Committee and the Executive Committee evaluate our financial performance against that of peer companies and our CEO’s performance against the company’s financial performance goals and strategic initiatives.
In connection with the processes outlined above, for 2023, the executive officer leading human resources provided input on job scope, executive compensation, and pay changes. Pearl Meyer conducted the analysis, reviewed the information in advance with the Chair of the Committee and reviewed management’s compensation recommendations with the Committee. Our lead human resources executive was also available for questions at the Committee meeting when the compensation of the executive officers, except for our CEO, was discussed, but played no role in determining her own compensation. Pearl Meyer independently met alone with the Committee, without the presence of members of management to discuss the compensation of our CEO.
Comparator Group
The Comparator Group is used for benchmarking pay practices, pay levels, and pay program design for Named Executives and for non-employee director compensation. The selection methodology for reviewing and determining the Comparator Group has generally included: industry, size, market capitalization, revenue, geographic product mix and customer segmentation, and aggregate similarity to our company.
The Committee reviews the Comparator Group every year to ensure each company remains appropriate for compensation comparison purposes and reflects our size and scope of business. In addition, the Committee reviews and validates the selection criteria every year to ensure it aligns with our business strategies.
In April 2023, the Committee, working with Pearl Meyer, conducted its regular review of the comparator group for 2023-2024. The 18 companies that made up our 2023 Comparator Group at the time the Committee established 2023 Named Executive and non-employee director compensation, are listed below. As of April 2023, when the peer group was approved by the Committee, these companies had revenues between $378 million and $3,251 million over the prior 12 months and a market cap between $412 million and $13,206 million.
Alamo Group Inc.	ESCO Technologies Inc.
Altra Industrial Motion Corp.	Federal Signal Corporation
Astec Industries	Graco Inc.

Barnes Group Inc.	Nordson Corporation
Chart Industries, Inc.	Standex International Corporation
CIRCOR International, Inc.	The Gorman-Rupp Company
Columbus McKinnon Corporation	The Middleby Corporation
Donaldson Company, Inc.	Tredegar Corporation
Enerpac Tool Group	Watts Water Technologies, Inc.
Subsequent to approving the peer group, Altra Industrial Motion Corp was acquired. As a result, in April 2023, Helios Technologies was approved as a replacement member of the peer group going forward. Also in April 2023, Toro Company was removed from the peer group.
Key Compensation Decisions for 2023
Base Salary
Base salaries and incentive targets for Named Executives are reviewed annually to ensure that they remain competitive and reflect the scope and responsibility of their positions. In making base salary and incentive target decisions, the Committee considers benchmarking data provided by Pearl Meyer, our CEO’s recommendations, current base salary, scope and complexity of the position, experience, individual performance, and internal pay equity.
The base salaries reported below reflect the actual base salary rate for the CEO and the Named Executives effective April 1, 2023. Base salary increases reflect annual increases ranging from 2.9% to 3.1% and, in the case of Mr. Zay, Ms. Erickson and Ms. Balinski, their base salaries were further increased to align with relevant benchmark data.
	Annualized Base Salary
	2022	2023	% Increase
David W. Huml	$855,000	$880,000	2.9%
Fay West	$545,900	$562,277	3.0%
Richard H. Zay	$469,763	$499,823	6.4%
Kristin A. Erickson	$372,778	$391,640	5.1%
Barbara A. Balinski	$320,433	$343,248	7.1%
Carol E. McKnight	$397,318	$409,635	3.1%
Incentive Awards
The Committee approved target award amounts for the Named Executives for 2023 for annual cash incentive awards under the CIP and for long-term equity awards under the LTIP. The table below shows the incentive targets, expressed as a percentage of base salary, for each Named Executive for 2022 and 2023. The adjustments for 2023 incentive targets were generally intended to align with competitive market data, and changes are shown below:
	Incentive Targets as a % of Base Salary
	CIP		LTIP
	2022	2023	2022	2023
David W. Huml	100%	100%	310%	310%
Fay West	70%	70%	160%	160%
Richard H. Zay	65%	70%	160%	160%
Kristin A. Erickson	55%	60%	115%	125%
Barbara A. Balinski	55%	60%	115%	125%
Carol E. McKnight	55%	60%	125%	125%

2023 Incentive Plan Structure
Our incentive compensation plans are designed to reward Named Executives for achievement against key financial performance metrics. Each of the metrics used in our executive compensation program is defined below:
Performance Metrics	How It Is Determined/Defined	Where It is Used
Adjusted Earnings before interest, tax, depreciation, and amortization in dollars (“Adjusted EBITDA$”)	Reported net sales minus operating expenses, which includes the cost of sales, research and development expenses and selling and administrative expenses but excludes depreciation and amortization expense, and excludes certain extraordinary and non-operational items, if any, as reported by the company	2023 CIP
Adjusted Earnings before interest, tax, depreciation, and amortization as a percentage of net sales (“Adjusted EBITDA%”)	Adjusted EBITDA$ divided by net sales	2023 CIP
Total Revenue	Reported annual net sales including the impact of foreign currency and divestitures and acquisitions	2023 CIP
Incentive Return on Invested Capital (“Incentive ROIC”)	Three-year average of incentive operating profit (net sales minus operating expenses, which includes the cost of sales, research and development expenses and selling and administrative expenses) divided by (total assets – cash – short-term investments) – (total liabilities – debt)	2021-2023 LTIP 2022-2024 LTIP 2023-2025 LTIP
Incentive Cumulative Earnings Per Share	Sum of adjusted net earnings divided by diluted weighted average shares outstanding for each year in the 3-year cycle (adjusted net earnings excludes amortization expense)	2021-2023 LTIP 2022-2024 LTIP 2023-2025 LTIP
The Committee approved the use of Adjusted EBITDA$, Adjusted EBITDA% and Total Revenue as financial metrics for the fiscal 2023 CIP because it believes that these metrics are the most relevant to assess the annual operating and long-term performance of the business with respect to creation of shareholder value.
As used in the above metrics, EBITDA$ and net earnings used in the calculation of Incentive Cumulative Earnings Per Share are adjusted and calculated as reported by the company in the earnings releases for the applicable period. With respect to all plan metrics set forth in the above chart, the Committee has authority to interpret our incentive plans, adjust business results and take other actions in its sole discretion to assure that the plans meet our compensation objectives and appropriately hold executives and other incentive plan participants accountable for our financial results.

Achievement of 2023 CIP
To drive achievement of our growth and financial performance goals, our 2023 CIP metrics were Adjusted EBITDA$, Adjusted EBITDA%, and Total Revenue. In 2023, based on the company’s financial performance against these metrics, the payout level was 200% of target.
Performance Measure	Weighting	Threshold	Target	Maximum	2023 Actual
Adjusted EBITDA$ (in thousands)	50%	$125,000	$152,000	$158,000	$192,900
Adjusted EBITDA%	25%	12.0%	13.4%	13.9%	15.5%
Total Revenue ($ in thousands)	25%	$1,046,000	$1,137,000	$1,188,000	$1,244,000
Payout Level (% of Target Payout)		50%	100%	200%	200%
For the 2023 CIP, all of the Named Executives targets were weighted 100% on company financial results representing the Committee’s belief that all Named Executives should drive and be held accountable for the overall performance of the company at an enterprise level.
2023 Long-Term Incentive Plan Structure
As shown in the table below, our equity award mix was unchanged from 2022 such that 50% of each Named Executive’s LTI opportunity is delivered in PRSUs with the remaining 50% split evenly between stock options and restricted stock.
	Equity Award Mix
	2022	2023
Performance-Based Restricted Stock Units	50%	50%
Stock Options	25%	25%
Restricted Stock	25%	25%
The 2023-2025 PRSU grants are earned on the basis of our performance on Incentive ROIC (60% weighting) and Incentive Cumulative Earnings Per Share (40% weighting) over a three-year period of 2023 to 2025.
The Incentive ROIC metric is important as it measures the return generated from capital invested and holds us accountable for both profitability and effective use of our balance sheet. We use Incentive Cumulative Earnings Per Share as a metric because of its bottom-line focus on profitability, its multiple levers to drive performance over multi-year periods and because it is a key measure to our investors.
Performance at the threshold level earns a payout equal to 50% of target, while performance at the maximum level earns a payout equal to 200% of target. The performance targets are confidential and competitive information when set, particularly to the extent they relate to projected company financial results, which the company does not publicly disclose. The Committee believes that targeted levels of performance for the LTIP grants are challenging and will not be achieved all the time. The Committee sets the LTIP financial performance target at a level that would make it reasonably difficult to achieve, when considering the business environment at the time the target was established. Under our LTIP methodology, financial performance is assessed in relation to the company’s annual operating plan, budgeted invested capital, cumulative earnings per share, and long-range plan.
Under the terms of Tennant Company’s 2020 Stock Incentive Plan, stock options are granted with the exercise price set equal to the fair market value on the date of grant, which is the closing price of our common stock on the preceding trading day. Stock options have a 10-year term and vest in one-third increments over a three-year term beginning on the first anniversary of the grant date.
Restricted stock grants to each Named Executive vest 100% on the third anniversary of the grant date. Dividends are accumulated on restricted stock during the vesting period and paid in cash upon vesting.
Additional information regarding the equity awards we granted in 2023 are included in the Grants of Plan-Based Awards in Fiscal 2023 and the accompanying footnotes.

Achievement of 2021-2023 Performance-Based Restricted Stock Units
In February 2021, the Committee approved the 2021-2023 LTIP for the Named Executives in the following mix:
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50% PRSUs that vest at the end of the 2021-2023 period based on the performance metrics described below;

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25% non-qualified stock options vesting ratably over three years; and

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25% restricted stock that cliff vests at the end of three years.

The metrics approved for the 2021-2023 LTIP were Incentive ROIC (weighted 60%) and a three-year cumulative earnings per share (weighted 40%).
The Company’s strong performance against these measures resulted in a payout of 128.9% of target.
Performance Measure	Weighting	Threshold	Target	Maximum	Actual
2021-2023 Incentive ROIC (12-Month Average/3-Year Simple Average)	60%	13.0%	17.3%	19.1%	15.75%
2021-2023 Cumulative Earnings Per Share	40%	$10.15	$13.53	$14.89	$15.12
Payout Level (% of Target Payout)		50%	100%	200%	128.9%
2022 Long-Term Incentive Plan Structure
In February 2022, the Committee approved our 2022 LTIP structure for our Named Executives in the following mix which was the same as our previous LTIP structure:
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50% PRSUs that vest at the end of the 2022-2024 period;

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25% non-qualified stock options vesting ratably over three years; and

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25% restricted stock that cliff vests at the end of three years, whereby 2022-2024 PRSU grants are earned on the basis of our performance on Incentive ROIC (weighting of 60%) and Incentive Cumulative Earnings Per Share (weighting of 40%) over a three-year period of 2022 to 2024.

2024 Long-Term Incentive Plan Structure
In February 2024, the Committee approved a change in the mix of our LTI award vehicles for 2024. Our equity award mix was adjusted such that 50% of each Named Executive’s LTI opportunity is delivered in PRSUs with the remaining 50% delivered in restricted stock. There are no changes to vesting or other key award parameters.
Other Plans and Agreements
Named Executives may also receive payments through various other agreements and the plans described below or in the event of special circumstances. These agreements and plans are typically required in the competitive environment to attract and retain talent.
Executive Officer Health Program
Our executive officers are eligible to participate in an executive physical program approved by the Committee to facilitate the health and wellness of our executive leaders. Pursuant to the program, we will cover the cost of all necessary standard preventative health tests and assessments in connection with the annual physical examination.
Retention, Sign-on, and Other Recognition Awards
In 2021, the Compensation Committee approved certain sign-on compensation for Ms. West in connection with her commencement of employment and relocation, including the reimbursement of Ms. West’s relocation expenses for her prospective relocation to Minnesota on or before the end of the summer of 2022, subject to the company’s relocation program. In early 2022, Ms. West’s circumstances changed and at that time it was determined that Ms. West would not relocate to Minnesota but would continue to commute to Minnesota from Illinois at her own expense. To partially offset the commuting expenses, in December 2022, the Compensation Committee approved a one-time payment to Ms. West of $35,000, which represented the balance of the unused reimbursements from the Company Relocation Program and in February 2023, the Compensation Committee approved the Company’s reimbursement to Ms. West of up to an annual limit of $60,000 for reimbursable commuting expenses actually incurred by Ms. West in each calendar year.
In February 2023, in recognition of Mr. Zay’s efforts in his expanded role leading the organizational recovery efforts and, on an interim basis, leading the Global Operations organization, which led to numerous achievements within the organization, the Compensation Committee approved a discretionary bonus in the amount of $125,000 in recognition of his leadership during 2022.
In December 2023, in recognition of Ms. Erickson’s efforts while she served in the chief human resources officer role, on an interim basis, which led to numerous achievements within the organization, the Compensation Committee approved a discretionary bonus in the amount of $125,000 in recognition of her leadership during 2023.
Retirement Savings Plan
Our Named Executives are generally eligible to participate in the broad-based welfare benefit programs that we sponsor, including the Tennant Company Retirement Savings Plan (“Savings Plan”). The Savings Plan is available to all eligible employees, as defined by the plan, and allows for pre-tax elective deferrals, Roth contributions and a matching contribution by us of up to 3% of eligible compensation up to $330,000. In addition, the Savings Plan allows profit-sharing contributions by us based on the relevant metric set. This additional profit-sharing contribution is paid into each eligible employee’s account under the Savings Plan unless the amount exceeds 3.5% of eligible compensation, in which case 3% is paid into the eligible employee’s account and the balance of the actual calculated profit-sharing amount is paid in cash to the employee. Based on the Adjusted EBITDA$ achieved in 2023, the Committee approved a profit-sharing contribution of 3% of eligible compensation up to $330,000, under the Savings Plan for 2023, and an additional cash payment of 1% of eligible compensation up to the same limit.
Supplemental Retirement Savings Plan (Non-Qualified Deferred Compensation)
Our Named Executives are eligible for supplemental non-qualified benefits under our Non-Qualified Deferred Compensation Plan. The intention of this plan is to provide participating individuals with benefits that would otherwise be available to them under our Savings Plan but for the application of limitations on benefits imposed by the Internal Revenue Code. The amounts deferred in this plan are listed in the “Excess” column in the All Other Compensation Table which is included as a footnote to the Summary Compensation Table. This plan allows employee participants to defer the receipt of base salary and CIP payments and non-employee directors to defer receipt of annual retainers as follows:
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executive officers, including Named Executives, may elect to defer 0-50% of their base salary and 0-100% of their CIP payout;

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non-employee directors may elect to defer 0%, 50% or 100% of their annual retainer; and

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Participants under the deferral plan may annually elect distribution of amounts to be deferred for the upcoming year at termination or as an in-service distribution. Participants can invest deferred amounts into vehicles that closely mirror the Company’s 401(k) investment options.

Certain management and Named Executives may defer income on a pre-tax basis in excess of the deferral amounts allowed under our Savings Plan. Participating employees may receive discretionary company contributions under this plan in the form of excess profit sharing not available to them under the Savings Plan. In addition, participants are eligible to receive matching contributions not available to them under the Savings Plan. Under the terms of this plan, matching contributions and annual profit-sharing contributions are based on formulas applicable to them in the Savings Plan but not available because of qualified plan limitations. Participants’ accounts are fully vested, at all times, except that a participant forfeits all company discretionary matching contributions and profit-sharing contributions in the event of termination for cause. Pursuant to this plan, “cause” means (i) the participant’s gross negligence, fraud, disloyalty, dishonesty or willful violation of any law or significant policy, to the extent committed in connection with the position or (ii) the participant’s failure to substantially perform (for reasons other than disability) the duties reasonably assigned or appropriate to his or her position. In each case, the participant’s behavior must have resulted in a material adverse effect on our company or an affiliate. The timing of payment of benefits attributable to amounts contributed or deferred after January 1, 2003, including company contributions and gains and losses credited thereon, varies based on the type of contribution or deferral.
Executive Employment Agreements, Management Agreements and Executive Officer Severance Plan
We have entered into Executive Employment Agreements and Management Agreements with Mr. Huml, Mr. Zay, and Ms. McKnight. The Committee has determined that we should enter into these agreements to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide under these agreements, the Named Executives are required to agree to certain confidentiality, non-competition and cooperation covenants, which the Committee believes are valuable when an executive’s employment terminates. In addition, the Committee believes that we should provide an inducement for executive officers to remain in our service in the event of any proposed or anticipated change in control to facilitate an orderly transition, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction. We also require executive officers to sign a release of their claims against us as a condition to receiving payments from us, and this release and the other covenants are more likely to be enforceable as a result of the benefits we provide under these arrangements. A description of these agreements is included under “Agreements and Arrangements with Named Executives.”
Any executive officer hired or appointed to their role since October of 2018, including Mses. West, Erickson, and Balinski, participates in the Executive Officer Severance Plan. The key terms governing a separation of an executive officer under the plan are substantially the same as those covering the other Named Executives with a few key differences. A description of the plan is included under “Agreements and Arrangements with Named Executives.”
Generally, the arrangements only provide for benefits in the event the executive is terminated without cause, provided that certain benefits are also provided if the executive voluntarily terminates his or her employment for good reason under the agreements. The Committee believes that a termination by an executive for good reason may be conceptually the same as termination by us without cause. This is particularly true in the case of a change in control where a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. These arrangements are described below under “Agreements and Arrangements with Named Executives.” No cash severance becomes due merely upon a change in control, but rather only if the executive officer’s employment is terminated without cause or if the executive officer terminates for good reason following the change in control, which is often referred to as a “double trigger.”
The form and level of benefits provided under these agreements have been approved by the Committee based on historical practices and general information about the level of benefits provided by other companies with whom we compete for executive talent.
Our equity awards for all employees generally provide for acceleration of vesting, or lapse of restrictions, upon a change in control. The Committee believes that acceleration upon a change in control is appropriate to minimize the risk that executive officers might favor a particular transaction based on the likely impact on the executive officer’s equity awards, to increase the likelihood that the employees will remain with us after becoming aware of a pending or threatened change in control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.
In fiscal 2023, Ms. McKnight’s employment was involuntarily terminated without cause on May 26, 2023. Ms. McKnight’s separation was governed by the terms of her executive employment agreement, which provided severance pay and benefits coverage as described in the Summary Compensation Table. All of Ms. McKnight’s unvested equity awards were forfeited in accordance with the terms of the employment agreement.

Compensation Policies
Recoupment Policies
We have recoupment (or clawback) policies that we amended in 2023 to reflect the clawback rules adopted by the SEC and the NYSE, while also retaining features of our prior policy that provided for recoupment in the event of certain misconduct.
We have a clawback policy providing that, in the event that we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, we will reasonably promptly recover any excess incentive-based compensation paid to our current and former executive officers based on any misstated financial reporting measure that was received during the three-year period preceding the date we are required to prepare the restatement.
We have an additional clawback policy that provides for similar recoupment rights from a broader group of current and former leaders and managers that permits use of discretion in determining appropriate amounts to be repaid. This policy applies to current and former employees designated as access persons under our insider trading policy (persons with access to detailed financial and other insider information, a group that includes all executive officers).
We also have a policy applicable to current and former access persons, including our executive officers, providing for our right to recover certain compensation, including incentive and other equity compensation, in the event a covered employee engages in certain misconduct, including conduct that might reasonably be expected to have reputation or other harm to our company, with the amount subject to repayment determined by our Committee.
Executive Officer Stock Ownership Guidelines
To align executive officers’ interests with shareholders’ interests, the Committee expects executive officers to acquire significant equity ownership. The guidelines require that within five years of service in an executive role, each executive must have achieved an equity ownership level equal to a specified multiple of his or her base salary.
The minimum equity ownership levels are five times annual base salary for our CEO, two times annual base salary for our CFO and two times annual base salary for the other Named Executives. Ownership levels are calculated based on actual shares owned plus the estimated after-tax value of restricted and unrestricted shares, restricted stock units and shares held under benefit plans, and potential gains from vested stock options. The calculation uses a stock value as of the close of market on December 31 of the year immediately preceding the year of calculation.
Ms. West and Mr. Zay have achieved their ownership level requirement. Mr. Huml, whose ownership level requirement changed when he was appointed CEO, is on pace to achieve his requirement within the five-year period. Ms. Erickson and Ms. Balinski are also on pace to achieve their ownership level requirement within the five-year period.
As of February 1, 2024, we no longer include stock options or unearned performance shares in our calculation of stock ownership when assessing compliance with the Company’s stock ownership guidelines for non-employee directors or executive officers. When assessing compliance with those guidelines, we include direct shares owned, vested restricted stock and restricted stock units, and the after-tax value of unvested restricted stock and restricted stock units in the calculations. There is no minimum timeline to meet stock ownership guidelines. Executives not in compliance with stock ownership guidelines must retain 50% of the net shares received from the vesting of any stock award or exercise of any stock option until in compliance with the guideline. For purposes of transition, for the first two years following the revisions to the policy executive officers may sell additional shares as follows:
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for the first 12 months, directors or executive officers may sell up to 20% of the shares they directly owned as of February 1, 2024, limited to no more than the shares they acquired in [such] 12-month period; and

•
for the next 12 months, directors or executive officers may sell up to 10% of the shares they directly owned as of February 1, 2025, limited to no more than the shares they acquired in [such] 12-month period.

Compliance with the guidelines is evaluated as of December 31 of each year, and the calculation uses a five-quarter average stock price.
Prohibition on Hedging and Pledging
Our insider trading policy prohibits all directors, officers and other employees designated as access persons (as defined under “Recoupment Policy” above), including their family members and designees, from engaging in speculative trading or hedging of positions in our securities, including purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any of our equity securities. It also prohibits pledges of any company securities (e.g., pledge to a bank or financial institution as collateral for a loan, or pledge to a broker in connection with a market transaction, such as a margin loan). These prohibitions do not restrict general portfolio diversification transactions or investments in broad-based index funds.
Granting of Equity Awards
We have an equity award approval policy to ensure that all equity awards are approved pursuant to proper authority, follow a consistent process, and are reflected in appropriate documentation. Under the policy, equity awards that have an exercise price or number of shares that are based on the fair market value of our common stock on the date of grant are only granted at times when trading is permitted under our insider trading policy. This policy ensures that the exercise price or number of shares is determined by reference to a stock price that reflects current public information. The policy includes procedures for granting equity awards to executive officers and non-employee directors, as well as all other employees. Under our plans, the exercise price of stock options is based on the fair market value on the date of grant and defines fair market value as the closing price of our common stock on the preceding trading day.
Deductibility of Executive Compensation
Due to the enactment of the Tax Cuts and Jobs Act of 2017 in December 2017, compensation paid in fiscal 2019 and later years to any Named Executive in excess of $1 million will not be deductible under Section 162(m) of the Code unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017. No assurance can be given that the compensation associated with these awards will qualify for the transitional relief. While the Committee is mindful of the benefit to us of the deductibility, it believes that we should maintain flexibility in compensating our executive officers in a manner that best promotes our corporate objectives.

Compensation Committee Report
The Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation Committee
David Windley (Chair)	Carol S. Eicher
Azita Arvani	Timothy R. Morse

Summary Compensation Table
The following table sets forth the cash and non-cash compensation awarded to, earned by or expensed with respect to, the Named Executives.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David W. Huml President and Chief Executive Officer	2023	873,750	—	2,046,033	682,032	1,760,000	—	158,329	5,520,144
	2022	841,462	—	1,987,856	662,643	542,669	773	69,175	4,104,578
	2021	755,769	—	2,047,506	550,003	887,912	772	61,366	4,303,328
Fay West Chief Financial Officer and Principal Accounting Officer	2023	558,183	—	674,723	224,923	787,188	—	110,887	2,355,904
	2022	541,986	—	655,134	218,372	242,538	—	68,837	1,726,867
	2021	381,192	100,000	1,736,033	212,009	452,952	—	124,955	3,007,143
Richard H. Zay Chief Commercial Officer	2023	492,308	—	599,802	199,937	699,752	—	52,453	2,044,252
	2022	466,395	125,000	563,671	187,911	193,803	243	33,133	1,570,156
	2021	442,769	650,000	826,227	176,728	361,939	423	38,251	2,496,337
Kristin A. Erickson Senior Vice President, General Counsel	2023	386,925	125,000	367,169	122,388	469,968	—	40,490	1,511,940
	2022	366,679	—	321,501	107,169	130,131	25	23,165	948,670
Barbara A. Balinski Senior Vice President, Chief Transformation Officer(7)	2023	337,545	—	321,838	107,280	411,898	—	33,185	1,211,746
Carol E. McKnight Former Senior Vice President, Chief Administrative Officer(8)	2023	162,350	—	384,005	128,029	98,312	—	254,462	1,027,158
	2022	394,469	—	372,472	124,171	138,698	126	26,140	1,056,076
	2021	378,402	—	578,653	120,535	259,027	205	32,221	1,369,043

(1)
Amounts for Mr. Zay for 2022 represent a discretionary bonus for his expanded leadership role and interim leadership of the Global Operations organization as described in the CD&A above, and for 2021 a cash retention bonus for remaining in his position through the end of 2021 following our CEO transition. Amount for Ms. Erickson for 2023 reflects a discretionary bonus for her interim leadership role of the human resources department. Amount for Ms. West for 2021 reflects a cash sign-on bonus.

(2)
Amounts represent the aggregate grant date fair value of the annual restricted stock and PRSU awards (at target) that were granted in each fiscal year. Grant date fair values are calculated in accordance with FASB ASC Topic 718. See Footnote 18 “Share-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions used in this calculation. The grant date fair value of each restricted stock and PRSU award and the targeted grant date value of each PRSU award were computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date.

		2023-2025 PRSUs ($)
	Restricted Stock ($)	Target	Maximum
David W. Huml	682,011	1,364,022	2,728,044
Fay West	224,908	449,815	899,631
Richard H. Zay	199,910	399,893	799,785
Kristin A. Erickson	122,366	244,804	489,608
Barbara A. Balinski	107,279	214,559	429,117
Carol E. McKnight	127,977	256,027	512,055

(3)
Amounts represent the aggregate grant date fair value of stock options that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 18 “Share-Based Compensation” to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, for the assumptions used in this calculation.

(4)
Amounts reflect annual incentive payments under our CIP. Amounts represent above-market earnings on non-qualified deferred compensation for years 2021 and 2022, using 120% of the applicable federal long-term rate as the basis for market earnings. Not applicable for 2023 and future years due to approved changes to the Non-Qualified Deferred Compensation Plan.

(5)
Amounts for 2021 and 2022 represent above-market earnings on non-qualified deferred compensation, using 120% of the applicable federal long-term rate as the basis for market earnings. Not applicable for 2023 and future years due to approved changes to the Non-Qualified Deferred Compensation Plan.

(6)
All Other Compensation for 2023 consists of the following:

	Savings Plan		Non- Qualified Plan
Name	401(k) Match ($)	Profit Sharing ($)(a)	Excess Match and Profit Sharing ($)(a)	Additional Profit Sharing ($)(a)	Executive Long-Term Disability ($)	Other ($)(b)	Total ($)
David W. Huml	9,900	13,200	65,185	10,865	55,389	3,790	158,329
Fay West	9,900	13,200	28,244	4,707	10,378	44,458	110,887
Richard H. Zay	9,900	13,200	21,366	3,561	4,426	—	52,453
Kristin A. Erickson	9,900	13,200	11,223	1,871	4,008	288	40,490
Barbara A. Balinski	9,900	13,200	7,164	1,194	1,554	173	33,185
Carol E. McKnight	9,031	—	—	—	1,225	244,206	254,462

(a)
Based on the Adjusted EBITDA$ achieved in 2023, the Committee approved profit-sharing contribution of 3% of eligible compensation up to $330,000, under the Savings Plan for 2023, and an additional cash payment of 1% of eligible compensation up to the same limit. The Excess Profit Sharing reflects contributions to non-qualified deferred compensation accounts for 401(k) plan matching contributions and profit-sharing payouts above the $330,000 limit and Additional Profit Sharing reflects the additional cash payment of 1% of eligible compensation above the $330,000 limit.

(b)
Amounts reflect: (i) for Mr. Huml, executive physical benefits, (ii) for Ms. West, reimbursement of commuting expenses, (iii) for Ms. Erickson and Ms. Balinski, service anniversary awards, and (iv) for Ms. McKnight, severance payments and benefits pursuant to her executive agreement.

(7)
Ms. Balinski was appointed Senior Vice President, Chief Transformation Officer effective January 1, 2024, prior to which she served as Senior Vice President, Technology and Innovation.

(8)
Ms. McKnight’s employment was involuntarily terminated without cause on May 26, 2023.

Grants of Plan-Based Awards in Fiscal 2023 Table
The following table presents information regarding each grant of an award under our compensation plans made during 2023 to the Named Executives.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David W. Huml
Executive Officer Cash Incentive Plan(3)	—	—	440,000	880,000	1,760,000
PRSU Award(4)	02/28/23	02/28/2023				9,358	18,716	37,432				1,364,022
Restricted Stock Award(5)	02/28/23	02/28/2023							9,358			682,011
Stock Option Award(6)	02/28/23	02/28/2023								28,170	72.88	682,032

Fay West
Executive Officer Cash Incentive Plan(3)	—	—	196,797	393,594	787,188
PRSU Award4	02/28/23	02/28/2023				3,086	6,172	12,344				449,815
Restricted Stock Award(5)	02/28/23	02/28/2023							3,086			224,908
Stock Option Award(6)	02/28/23	02/28/2023								9,290	72.88	224,923

Richard H. Zay
Executive Officer Cash Incentive Plan(3)	—	—	174,938	349,876	699,752
PRSU Award(4)	02/28/23	02/28/2023				2,744	5,487	10,974				399,893
Restricted Stock Award(5)	02/28/23	02/28/2023							2,743			199,910
Stock Option Award(6)	02/28/23	02/28/2023								8,258	72.88	199,937

Kristin A. Erickson
Executive Officer Cash Incentive Plan(3)	—	—	117,492	234,984	469,968
PRSU Award4	02/28/23	02/28/2023				1,680	3,359	6,718				244,804
Restricted Stock Award(5)	02/28/23	02/28/2023							1,679			122,366
Stock Option Award(6)	02/28/23	02/28/2023								5,055	72.88	122,388

Barbara A. Balinski
Executive Officer Cash Incentive Plan(3)	—	—	102,974	205,949	411,898
PRSU Award(4)	02/28/23	02/28/2023				1,472	2,944	5,888				214,559
Restricted Stock Award(5)	02/28/23	02/28/2023							1,472			107,279
Stock Option Award(6)	02/28/23	02/28/2023								4,431	72.88	107,280

Carol E. McKnight(7)
Executive Officer Cash Incentive Plan(3)	—	—	122,891	245,781	491,562
PRSU Award(4)	02/28/23	02/28/2023				1,757	3,513	7,026				256,027
Restricted Stock Award(5)	02/28/23	02/28/2023							1,756			127,977
Stock Option Award(6)	02/28/23	02/28/2023								5,288	72.88	128,029

(1)
The exercise price is based on the closing price on the last trading day prior to the date of grant.

(2)
The actual value to be realized by a Named Executive depends upon the appreciation in value of our common stock and the length of time the award is held. No value will be realized with respect to any stock option award if the price of our common stock does not increase following the grant date.

(3)
Under our 2023 CIP, the threshold amount represents a minimum performance that results in a payout equal to 50% of the target award and the maximum payout is 200% of target. Payout amounts are based on achievement of annual goals relating to Adjusted EBITDA$, Adjusted EBITDA% and Total Revenue.

(4)
Under our 2023-2025 LTIP, the threshold amount of PRSUs represents a minimum performance that results in a payout in shares of common stock equal to 50% of the target award and the maximum payout is 200% of target. The PRSUs were granted under the 2020 Stock Incentive Plan and will vest on December 31, 2025, based on achievement of Incentive ROIC and Incentive Cumulative Earnings Per Share goals for the 2023-2025 performance period. No dividend equivalents are paid on PRSUs.

(5)
The shares of restricted stock were granted under the 2020 Stock Incentive Plan and vest in full on the third anniversary of the grant date. Dividends are accumulated on restricted stock during the vesting period and paid in cash upon vesting.

(6)
The stock options were granted under the 2020 Stock Incentive Plan and vest 33.33% annually over a three-year term beginning on the first anniversary of the grant date.

(7)
Except for the pro-rated CIP payment made to Ms. McKnight in connection with her separation, the awards granted to her in fiscal 2023 were all forfeited in connection with her termination of employment during the year.

Outstanding Eqity Awards at 2023 Fiscal Year-End
The following table presents information regarding outstanding equity awards held at the end of 2023 by the Named Executives. As a result of the departure of Ms. McKnight during 2023, all her unvested awards were forfeited prior to December 31, 2023, and she was omitted from the table below.
	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($/Share)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
David W. Huml	02/26/2016	1,851	—	52.42	02/26/2026	03/02/2021	7,030	651,611	—	—
	02/28/2017	5,065	—	73.20	02/28/2027	03/02/2021	—	—	14,059	1,303,129
	02/27/2018	13,093	—	67.70	02/27/2028	03/01/2022	8,411	779,616	—	—
	02/26/2019	14,056	—	63.65	02/26/2029	03/01/2022	—	—	16,822	1,559,231
	02/25/2020	7,470	—	82.29	02/25/2030	02/28/2023	9,358	867,393	—	—
	05/11/2020	3,197	—	56.28	05/11/2030	02/28/2023	—	—	18,716	1,734,786
	03/02/2021	16,874	8,437	78.24	03/02/2031
	03/01/2022	9,419	18,838	78.78	03/01/2032
	02/28/2023	—	28,170	72.88	02/28/2033
Fay West	05/07/2021	5,872	2,936	85.73	05/07/2031	05/07/2021	2,473	229,222	—	—
	03/01/2022	3,104	6,208	78.78	03/01/2032	05/07/2021	—	—	4,946	458,445
	02/28/2023	—	9,290	72.88	02/28/2033	03/01/2022	2,772	256,937	—	—
						03/01/2022	—	—	5,544	513,873
						02/28/2023	3,086	286,041	—	—
						02/28/2023	—	—	6,172	572,083
Richard H. Zay	02/27/2015	7,690	—	66.97	02/27/2025	03/02/2021	2,259	209,387	—	—
	02/26/2016	14,106	—	52.42	02/26/2026	03/02/2021	—	—	4,518	418,773
	02/28/2017	12,565	—	73.20	02/28/2027	03/01/2022	2,385	221,066	—	—
	02/27/2018	13,871	—	67.70	02/27/2028	03/01/2022	—	—	4,770	442,131
	02/26/2019	14,891	—	63.65	02/26/2029	02/28/2023	2,743	254,249	—	—
	02/25/2020	8,068	—	82.29	02/25/2030	02/28/2023	—	—	5,487	508,590
	03/02/2021	5,422	2,711	78.24	03/02/2031
	03/01/2022	2,671	5,342	78.78	03/01/2032
	02/28/2023	—	8,258	72.88	02/28/2033
Kristin A. Erickson	02/27/2015	1,270	—	66.97	02/27/2025	03/02/2021	1,223	113,360	—	—
	02/28/2017	556	—	73.20	02/28/2027	03/02/2021	—	—	2,446	226,720
	02/27/2018	1,763	—	67.70	02/27/2028	03/01/2022	1,360	126,058	—	—
	02/26/2019	1,874	—	63.65	02/26/2029	03/01/2022	—	—	2,721	252,209
	11/04/2019	327	—	77.31	11/04/2029	02/28/2023	1,679	155,627	—	—
	03/02/2021	2,936	1,468	78.24	03/02/2031	02/28/2023	—	—	3,359	311,346
	03/01/2022	1,524	3,046	78.78	03/01/2032
	02/28/2023	—	5,055	72.88	02/28/2033
Barbara A. Balinski	04/26/2018	1,878	—	73.90	04/26/2028	03/02/2021	1,072	99,364	—	—
	02/26/2019	2,926	—	63.65	02/26/2029	03/02/2021	—	—	2,144	198,727
	03/02/2021	2,573	1,287	78.24	03/02/2031	03/01/2022	1,169	108,355	—	—
	03/01/2022	1,310	2,619	78.78	03/01/2032	03/01/2022	—	—	2,339	216,802
	02/28/2023	—	4,431	72.88	02/28/2033	02/28/2023	1,472	136,440	—	—
						02/28/2023	—	—	2,944	272,879

(1)
Stock options vest annually in one-third increments beginning on the first anniversary of the grant date.

(2)
Restricted stock vests 100% on the third anniversary of the grant date.

(3)
Based on the per share closing market price of our common stock on December 31, 2023, of $92.69.

(4)
If specified performance conditions are met, the PRSUs granted in 2021 for the 2021-2023 performance period will vest on December 31, 2023, the PRSUs granted in 2022 for the 2022-2024 performance period will vest on December 31, 2024, and the PRSUs granted in 2023 for the 2023-2025 performance period will vest on December 31, 2025. The number of shares the Named Executive will receive upon vesting of the PRSUs is dependent upon the achievement of goals with respect to Incentive ROIC and Incentive Cumulative Earnings Per Share for the 2021-2023, 2022-2024 and 2023-2025 performance periods. The number of PRSUs reported in the table for grants made in 2021, 2022 and 2023 is the target number established by the Compensation Committee.

Option Exercises and Stock Vested in 2023
The following table presents information regarding the exercising of stock options and vesting of restricted stock awards held by the Named Executives for 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David W. Huml	4,599	87,366	7,226	528,843
Fay West	—	—	6,416	502,437
Richard H. Zay	4,055	101,862	5,343	387,426
Kristin A. Erickson	950	20,264	1,236	89,533
Barbara A. Balinski	—	—	1,101	79,754
Carol E. McKnight	58,211	536,400	3,918	284,098
Non-Qualified Deferred Compensation in 2023
Two elements of Total Direct Compensation may be deferred: base salary and CIP payouts. Named Executives may elect to defer 0-50% of their base salary and 0-100% of their CIP payout. For additional explanation of our non-qualified deferred compensation plan, see “Compensation Discussion and Analysis — Other Plans and Agreements — Supplemental Retirement Savings Plan (Non-Qualified Deferred Compensation).”
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
David W. Huml	439,375	65,185	119,761	—	1,123,469
Fay West	—	28,244	3,095	—	52,976
Richard H. Zay	—	21,366	26,601	—	208,101
Kristin A. Erickson	—	11,223	4,029	—	40,721
Barbara A. Balinski	—	7,164	2,439	—	26,180
Carol E. McKnight	—	—	13,205	—	99,030

(1)
Executive officers are eligible to voluntarily defer a portion of their base salary and CIP payouts. Amounts represent deferrals by executive officers in 2023.

(2)
Reflects matching and/or discretionary contributions made under this plan for 2023. These amounts are also included in the All Other Compensation column of the Summary Compensation Table.

(3)
Change in market value based on elected investment funds.

(4)
Executive officers may elect a lump-sum payment or an installment distribution payable for up to ten years after separation.

(5)
The following amounts were also reported as compensation for our Named Executives in the Summary Compensation table in prior years. Named Executives are only listed below for the years for which they were included in the Summary Compensation Table and Named Executives who were first listed in the Summary Compensation Table this year are not listed below:

Name	Year	Non-Qualified Deferred Compensation Earnings ($)	Excess ($)
David W. Huml	2022	773	56,975
	2021	772	43,444
	2020	430	85,424
	2019	—	18,441
	2018	208	7,224
	2017	593	5,990
Fay West	2022	—	21,637
	2021	—	—
Richard H. Zay	2022	243	20,933
	2021	423	20,329
	2020	317	24,227
	2019	—	19,637
	2018	138	5,846
	2017	364	7,926
	2016	46	13,386
	2015	—	9,156
	2014	—	5,282
Kristin A. Erickson	2022	25	10,965
Carol E. McKnight	2022	126	13,940
	2021	205	14,299
	2020	129	18,510
	2019	—	—
Agreements and Arrangements with Named Executives
In October 2018, the Compensation Committee adopted the Executive Officer Severance Plan (the “Severance Plan”) to provide executive officers who subsequently join the company severance benefits following certain termination scenarios. New executive officers participate in the Severance Plan in lieu of entering into separate agreements with the company, a practice which has become less common. The benefits under the Severance Plan are substantially the same as the benefits provided under the existing Executive Agreements (as defined below) with the other Named Executives.
We are a party to agreements with each of the Named Executives, other than Mses. West, Erickson, and Balinski, that together establish the terms of the employment relationship between the company and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends. Collectively, these agreements are referred to as the “Executive Agreements” and consist of an Executive Employment Agreement and a Management Agreement.
The Executive Agreements address various termination of employment scenarios, including an executive’s involuntary termination without cause, an executive’s voluntary termination for good reason, and an executive’s death or disability. No severance payments are made to executive officers who are terminated for cause. An executive agrees under the Executive Agreements not to compete with the company during employment or for a period of 12 months after employment ends, not to disclose confidential information during or after employment for as long as the information retains its confidential nature, and not to solicit employees or customers for a period of 12 months after employment ends. Severance payments as described below under the Executive Agreements are conditioned on an executive remaining in compliance with these requirements, including an obligation to inform us of any potentially competitive activities during the 12-month post-employment period, and signing a release of claims in favor of the company. The Executive Agreements also provide that severance payments under those agreements will be reduced by the amount of any other severance compensation an executive is eligible to receive from us under any other agreement or plan of ours providing compensation in the event of involuntary termination.

Executive Employment Agreements
The Executive Agreements with the Named Executives describe the rights and obligations of the company and the executive in connection with the executive’s separation from employment in situations other than following or in connection with a change in control. Under the Executive Agreements:
•
Upon any termination of employment, an executive will receive any earned but unpaid base salary and CIP payments for the preceding year.

•
Upon a termination due to death or disability, an executive (or beneficiary) will also receive base salary through the last day of the calendar month in which the termination occurs.

•
Upon termination by the company without cause or by the executive for good reason, the executive is entitled to receive (i) an amount equal to one year’s base salary (or, for the CEO, two years’ base salary), (ii) an amount equal to a pro-rata portion of the award that would have been payable to the executive under the CIP for the year of termination had the executive been employed for the full year, based on the actual performance of objectives, with such amount before proration not to exceed an award based on target performance, and (iii) benefits continuation for up to 12 months (or, for the CEO, 18 months) after termination.

The timing of the payment of the foregoing amounts is as follows: the executive is paid his or her base salary in accordance with regular payroll practices for a period of 12 consecutive months (or, for the CEO, 24 consecutive months) following the date of termination, provided that if the payment of base salary exceeds the amount that would cause it to be considered a deferral of compensation under Section 409A of the Internal Revenue Code, the excess will be paid in a lump sum within 2 1∕2 months of the termination date; the executive’s CIP payment is made at the normal payment date, but in no event later than 2 1∕2 months after the end of the CIP plan year; and the medical, dental and group life insurance contributions will be paid for a period of up to 12 months (or, for the CEO, 18 months) after the termination date, unless the executive is no longer eligible for COBRA continuation coverage or fails to timely pay the employee portion of such premiums.
For purposes of the Executive Agreements, “cause” means (i) executive’s material breach of the agreement that is not remedied within 30 days after receiving written notice from us, (ii) an executive’s dishonest act(s) intended to result in gain or personal enrichment at our expense, (iii) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, (iv) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to the company or its reputation, or (v) executive’s material violation of any company policy.
For purposes of the Executive Agreements, “good reason” means the occurrence of the following without executive’s consent: (i) material breach of the agreement by the company, or (ii) a material diminution in the executive’s authority, duties or responsibilities other than for cause or on account of disability, provided that in either case the executive gives the notice within 90 days of the first occurrence of the condition and we fail to remedy it within 30 days after receipt of written notice.
Management Agreements
Recognizing the need to retain executive officers if there is a possible change in control, and in order to facilitate an orderly transition in the event of an actual change in control, the Management Agreements with the Named Executives provide for severance compensation if an executive is terminated under certain circumstances after or in connection with a change in control. Under the Management Agreements:
•
If within three years of a change in control an executive is involuntarily terminated without cause or terminates his or her employment for good reason, then change-in-control severance compensation consists of (i) an amount equal to three times the executive’s annual compensation, (ii) a pro-rata payment of the executive’s CIP award for the year of termination, assuming all performance targets had been met, and (iii) an amount equal to 18 times our portion of the monthly premium cost (as of the termination date) for group medical, dental and basic life insurance coverage, to the extent the executive was covered by such plans on the termination date; the foregoing payments will be made in a lump sum within 2 1∕2 months after the termination date.

•
If an executive is involuntarily terminated or terminates his or her employment for good reason prior to an event that would otherwise constitute a change in control, such termination is in connection with or in anticipation of a change in control, and a change in control ultimately occurs, then change-in-control severance compensation will be payable consistent with the first bullet point above, except that the severance pay will be paid within 2 1∕2 months after the change in control.

•
If an executive’s employment is terminated due to death or disability, the executive (or beneficiary) will receive base salary paid through the end of the month in which termination occurs.

For purposes of the Management Agreements, “cause” is defined more narrowly than under the Executive Agreements and means (i) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (ii) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to the company or its reputation.
For purposes of the Management Agreements, “good reason” is defined more broadly than under the Executive Agreements and includes the following in addition to the factors cited in the Executive Agreements: (i) the executive’s duties, responsibilities, or authority are materially diminished as compared to his or her duties, responsibilities, or authority before the change in control, for reasons other than cause or disability, including, but not limited to, a material reduction in the executive’s budget authority or number of direct reports or executive’s removal from any position or office held, (ii) a material reduction in the executive’s base salary or target incentive opportunity, (iii) a material reduction in the authority, duties, or responsibilities of the person to whom the executive reports, (iv) any successor fails to assume the Management Agreement, (v) the executive is required to relocate to any place other than a location within 25 miles of the location at which the executive performed duties immediately prior to the change in control, or (vi) the executive is required to travel on company business to a substantially greater degree than required immediately prior to the change in control. For good reason to exist, the executive must give the company notice within 90 days of the first occurrence of the good reason condition, we must fail to remedy it within 30 days after receipt of written notice, and the executive must resign within six months following the date the executive provided written notice.
For purposes of the Management Agreements, “annual compensation” means (i) the executive’s highest annual base salary rate, as established by the company, in effect during the term of the Management Agreement, plus (ii) the higher of (a) the executive’s target short-term incentive plan award for the plan year that includes the termination date or (b) the average short-term incentive plan award payable to the executive by the company for the three full plan year period ending immediately prior to the plan year that includes the termination date (or the entire period that the executive participated in the short-term incentive plan, if less than three full plan years). For this purpose, annual compensation is calculated prior to any deductions for any elective deferrals the executive may have made to a deferred compensation plan of the company.
For purposes of the Management Agreements, “change in control” means (i) 50% or more of directors are individuals who were not appointed by the Board to fill vacancies on the Board or were not supported by the Board for election by shareholders or were elected or appointed by the Board in connection with an actual or threatened proxy contest, (ii) 35% or more of common stock or of the voting power of securities generally is acquired or beneficially owned by an individual, entity or group (subject to certain exceptions for certain affiliates and employee benefit plans), (iii) we consummate a merger with or into another entity, unless the voting securities of the surviving entity are more than 50% controlled by shareholders prior to the merger and in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the surviving entity, (iv) we consummate an exchange of voting securities for cash, securities or other property, unless shareholders receive in the exchange voting securities of a parent corporation that are more than 50% owned by shareholders prior to the exchange in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the parent corporation, (v) we consummate a sale or other disposition of all or substantially all of our assets, (vi) shareholders approve a definitive plan to liquidate or dissolve the company, (vii) the company enters into an agreement relating to a change in control as described in clauses (i) through (v) above and such change in control occurs within two years of such agreement, or (viii) a tender or exchange offer or proxy contest is commenced that results, within two years, in a change in control described in clauses (i) or (ii) above.

Change-in-control severance compensation under the Management Agreements, as well as any other compensation under other plans or agreements that are contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to the company under federal income tax laws applicable to “parachute payments.”
Executive Officer Severance Plan
The Severance Plan provides eligible executive officers severance benefits following certain termination scenarios before or after a change in control of the company. Mses. West, Erickson, and Balinski are participants in the Severance Plan but are not parties to the Executive Agreements described above.
The benefits for an executive officer under the Severance Plan for a separation from employment in situations other than following or in connection with a change in control are substantially the same as those benefits provided to the Named Executives under the Executive Agreements described above except that there is no benefit provided for good reason employment separations. The benefits for an executive officer under the Severance Plan for a separation from employment under certain circumstances after or in connection with a change in control include a lump-sum cash payment equal to two times the executive officer’s annual compensation, which is less than the three times annual compensation amount provided under the Executive Agreements, as well as other severance benefits that are substantially the same as those benefits provided under the Executive Agreements described above.
With respect to addressing any potential parachute payments subject to Section 280G of the Internal Revenue Code, the Severance Plan includes a “net best” provision providing that the amount of any severance payments and benefits that the executive otherwise would be entitled to receive would be reduced to the extent necessary to avoid the excise tax under the Internal Revenue Code, but only if such reduction would result in the executive retaining a greater amount of such payments and benefits on an after-tax basis than had no reduction been made.
Equity Plan and Award Agreement Acceleration Provisions
Our equity-based incentive plans and the award agreements under those plans also call for compensation to be provided under certain circumstances in connection with an executive officer’s termination of employment or a change in control. Our equity incentive plans allow for acceleration of stock options upon an executive’s death, disability, or retirement and upon a change in control. Upon death or disability, options generally become exercisable in full, and may be exercised at any time, or from time to time, within five years of the executive’s date of death or date of termination due to disability. Upon voluntary retirement, options generally become exercisable in full and may be exercised within three months of the date of the executive’s retirement, or if the executive has given the company at least six months’ prior written notice of such retirement, within five years of the executive’s date of retirement. For purposes of our equity compensation plans, “retirement” is generally defined as (i) termination on or after age 55, provided that the executive has been employed by the company or its affiliates for at least ten years, or (ii) termination of employment on or after age 62. Upon a change in control, options generally become exercisable in full, subject to our right to cash out the options by paying the spread.
The plans generally allow for a pro-rata portion of any restricted stock units to be paid out upon an executive’s death, disability, or retirement. For time-based restricted stock units, the executive, or his or her successor, shall be entitled to the number of units under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. With respect to performance-based restricted stock units, the payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for length of employment within the performance period. Upon a change in control, restricted stock units will immediately vest and be paid in full, with PRSUs vesting at the target level.
A pro-rata share of restricted stock is generally payable upon the executive’s death, disability, or retirement. The executive, or his or her successor, shall be entitled to the number of shares of restricted stock under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. All restrictions are lifted with respect to such pro-rated shares. Upon a change in control, restricted stock will immediately vest in full.

Potential Payments upon Termination or Change in Control
If a termination event or change in control occurred on December 31, 2023, the total compensation that would have been payable pursuant to the Executive Agreements or the Severance Plan, as applicable, to each Named Executive who was serving as an executive officer of the company on such date is set forth in the tables below. Ms. McKnight’s employment was involuntarily terminated without cause during the year. She received severance benefits under her Executive Agreement described above, which amounts are reported below, and she was omitted from the other tables below.
Payments Due Upon Termination Without Cause or Termination for Good Reason — 2023(1)
The amounts below for Messrs. Huml and Zay reflect the payments due under their Executive Agreements in connection with a termination without cause or for good reason under circumstances unrelated to a change in control. The amounts below for Mses. West, Erickson, and Balinski reflect the payments due under the Executive Officer Severance Plan upon a termination without cause under circumstances unrelated to a change in control. No benefits are due under the Executive Officer Severance Plan in the event of a termination for good reason under circumstances unrelated to a change in control. The amounts below for Ms. McKnight reflect the payments she received in connection with her involuntary termination without cause on May 26, 2023.
Name	Cash Severance ($)	CIP ($)	Benefits ($)	Total ($)
David W. Huml	1,760,000	3,520,000	18,137	5,298,137
Fay West	562,277	787,188	150	1,349,615
Richard H. Zay	499,823	699,752	18,305	1,217,880
Kristin A. Erickson	391,640	469,968	9,567	871,175
Barbara A. Balinski	343,248	411,898	12,891	768,037
Carol E. McKnight	409,635	98,312	5,741	513,688
Payments Due Upon Termination Within Three Years of the Change-in-Control Event(1)
Name	Cash Severance ($)	CIP Target ($)	Benefits ($)	Total ($)
David W. Huml	5,280,000	880,000	18,137	6,178,137
Fay West	1,911,742	393,594	225	2,305,561
Richard H. Zay	2,549,097	349,876	27,458	2,926,431
Kristin A. Erickson	1,253,248	234,984	14,351	1,502,583
Barbara A. Balinski	1,098,394	205,949	19,336	1,323,679

(1)
Named Executives would also have accelerated vesting of restricted stock, stock options, and restricted stock units (with PRSUs vesting at the target level). See the Accelerated Awards Upon Change in Control or Termination Due to Death, Disability or Retirement Table directly below.

Accelerated Awards Upon Change in Control or Termination Due to Death, Disability or Retirement
Name	Value of Accelerated Awards under CIC ($)	Values of Accelerated Awards under Death, Disability or Retirement ($)
David W. Huml	6,534,635	3,891,785
Fay West	2,148,979	1,262,995
Richard H. Zay	1,912,495	1,144,601
Kristin A. Erickson	1,122,322	662,854
Barbara A. Balinski	976,630	576,146

Ceo Pay Ratio
As required under and calculated in accordance with Item 402(u) of Regulation S-K, we have determined a reasonable estimate of the ratio of the annual total compensation of Mr. Huml, our President and Chief Executive Officer, to the median of the annual total compensation of all employees excluding Mr. Huml for 2023 is 98:1.This ratio was calculated as described below using the median of annual total compensation of all employees, other than Mr. Huml, of $56,265 and the annual total compensation of Mr. Huml of $5,520,144. The annual total compensation for our median employee was calculated in accordance with the rules applicable to the Summary Compensation Table.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Although allowed under the SEC requirements, we have not excluded any employees from the calculation.
Our median employee for 2023 remained the same as the median employee for 2021 and 2022, who was identified on September 30, 2021. For our consistently applied compensation measure (“CACM”), we used annualized base salary. We did not apply any cost-of-living adjustment or differential to the CACM. Compensation paid in currencies other than U.S. dollars was converted to U.S. dollars based on average exchange rates for the 12-month period ended September 30, 2021. We then rank ordered the employee population using our CACM to identify the median employee.
Pay Versus Performance
As required by the pay versus performance rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” to our named executive officers (“NEOs”) and certain of our financial performance metrics for each of the past four fiscal years.
Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by our named executive officers but instead are amounts calculated pursuant to Commission rules and which result in adjustments to the amounts reported above in the summary compensation table. Shareholders should refer to the discussion of our compensation philosophy and programs described above under “Executive Compensation,” including the “Compensation Discussion and Analysis,” for a complete discussion of our compensation programs and their connection to our performance. Our Compensation Committee did not consider the following Pay Versus Performance analysis and disclosures in making compensation decisions with respect to any fiscal year shown below.

Pay Versus Performance Table
The following table sets forth additional compensation information for our CEO and our other Named Executives (Other NEOs) (averaged) along with total shareholder return, net income, and Adjusted EBITDA performance results for fiscal 2023, 2022, 2021 and 2020.
	Summary Comp. Table Total for David W. Huml ($)(1)	Summary Comp. Table Total for H. Chris Killingstad ($)(1)	Comp. Actually Paid to David W. Huml ($)(1)(2)	Comp. Actually Paid to H. Chris Killingstad ($)(1)(2)	Average Summary Comp. Table Total for Non-CEO NEOs ($)(1)	Average Comp. Actually Paid to Non-CEO NEOs ($)(1)(2)	Year-end value of $100 invested on 12/31/2019 in:		Net Income (in millions) ($)	Adjusted EBITDA (in millions) ($)(4)
Year							Tennant Company ($)	S&P 500 Industrials (Sector) (TR) ($)(3)
2023	5,520,144	—	11,455,574	—	1,630,200	2,572,789	125.54	150.20	109.5	192.9
2022	4,104,578	—	2,122,227	—	1,325,442(5)	729,779(5)	82.27	127.15	66.3	133.7
2021	4,303,328	2,709,314	4,921,346	4,658,162	1,375,494	1,482,689	106.64	134.52	64.9	140.2
2020	—	4,245,227	—	405,184	1,199,543	202,581	91.24	111.06	33.7	119.4

(1)
For 2023, the CEO was David W. Huml (“Current CEO”) and the Other NEOs were Fay West, Richard H. Zay, Carol E. McKnight, Kristin A. Erickson, and Barbara A. Balinski.

For 2022, the CEO was David W. Huml and the Other NEOs were Fay West, Richard H. Zay, Carol E. McKnight, and Kristin A. Erickson.
For 2021, the CEO was H. Chris Killingstad (“Prior CEO”) until February 28, 2021, and then David W. Huml became CEO March 1, 2021, and the Other NEOs were Fay West, Richard H. Zay, Carol E. McKnight, Daniel E. Glusick, Thomas Paulson, and Andrew Cebulla.
For 2020, the CEO was H. Chris Killingstad and the Other NEOs were David W. Huml, Richard H. Zay, Carol E. McKnight, Andrew Cebulla, Keith A. Woodward, and Mary E. Talbott.
(2)
For 2023, compensation actually paid (“CAP”) was determined by making the following adjustments to SCT totals for equity awards:

	Current CEO ($)	Average of Other NEOs ($)
Summary Compensation Table (“SCT”) Total	5,520,144	1,630,200
Adjustments:
SCT Stock and Option Amounts	(2,728,065)	(626,019)
Year-end fair value of unvested awards granted in the current year	5,431,415	1,042,493
Year-over-year difference of year-end fair values for unvested awards granted in prior years	2,060,208	383,813
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years for which all applicable vesting conditions were satisfied during fiscal year 2023	1,164,333	257,043
Forfeitures during current year equal to prior year-end fair value	—	(116,465)
Dividends on vesting of restricted stock grants	7,539	1,724
Compensation Actually Paid	11,455,574	2,572,789
Summary Compensation Table amounts reflect the grant date fair values of equity awards. For CAP calculation purposes, adjustments have been made to reflect fair values as of each measurement date. For stock options, this includes updated assumptions for term, stock price volatility, dividend yield, and risk-free rates. For performance-based restricted stock units, this includes actual and forecasted funding results where appropriate.

(3)
Company and peer group total shareholder return (“TSR”) for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2019. For purposes of the table, the Company’s peer group is the S&P 500 Industrials (Sector) (TR), as reflected in our stock performance graph in our Annual Report on Form 10-K, which was filed with the Commission on February 22, 2024.

(4)
Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our NEOs for fiscal 2023 to our performance, is adjusted earnings before interest, tax, depreciation and amortization in dollars (“Adjusted EBITDA $”), a non-GAAP measure, which is defined above under “Compensation Discussion and Analysis — Key Compensation Decisions for 2023 – 2023 Incentive Plan Structure.”

(5)
These amounts were revised from the corresponding amounts reported in the prior year’s proxy statement, which inadvertently understated these amounts. The corrected amounts are reflected in the table above and the pay versus performance graphical comparisons presented below.

Relationship Between Pay and Performance
As described above under “Executive Compensation,” including the “Compensation Discussion and Analysis,” we generally seek to (1) create a relationship between pay and performance, (2) attract and retain high caliber key executive officers, (3) motivate executive officers to achieve our goals by placing a significant portion of pay at risk, (4) align the interests of executive officers with those of our shareholders, and (5) discourage risk taking behavior that would likely have a material adverse effect on the company. We do not specifically align our pay program with the disclosure as required under Item 402(v) of Regulation S-K for a particular fiscal year. Nonetheless, in accordance with such rule we are providing the following descriptions of the relationships between information presented in the above Pay Versus Performance Table.
The charts shown below present a graphical comparison of compensation actually paid to our CEO and the average compensation actually paid to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) net income, and (4) Adjusted EBITDA. The chart reflecting our TSR and peer group TSR also provide a comparison of our TSR to the peer group TSR for the four-year period.
Total shareholder return in the first chart below, in the case of both the Company and our peer group, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

Most Important Performance Measures for 2023
As described in greater detail in this Proxy Statement, the Company’s executive compensation programs reflect a pay-for-performance philosophy. The metrics that the Company uses for both long-term and short-term incentive awards are selected generally based on an objective of incentivizing our NEOs to increase the value of the Company for our shareholders and to align compensation with our strategic goals for the Company. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
Adjusted EBITDA $(1) Adjusted EBITDA %(1) Total Revenue 3-Year Average Incentive ROIC(1) 3-Year Average Incentive Cumulative Earnings Per Share(1)

(1)
Denotes non-GAAP financial measure described above under “Compensation Discussion and Analysis- Key Compensation Decisions for 2023-2023 Incentive Plan Structure.

Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued under the company’s equity compensation plans, as of December 31, 2023.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	911,044	$70.22	975,475
Equity compensation plans not approved by security holders(3)	13,754	$85.73	—
Total	924,798	$70.43	975,475

(1)
Amount includes outstanding awards under the 1997 Non-Employee Director Stock Option Plan, the 2007 Stock Incentive Plan, the Amended and Restated 2010 Stock Incentive Plan, each as amended, the 2017 Stock Incentive Plan and the 2020 Stock Incentive Plan (the “Plans”). Amount includes shares of our common stock that may be issued upon exercise of outstanding stock options under the Plans. Amount also includes shares of our common stock that may be paid in cash upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes shares of our common stock that may be issued upon settlement of restricted stock units and deferred stock units (phantom stock) under the Plans. Stock appreciation rights, restricted stock units and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the number of shares that could be issued upon a complete distribution of all outstanding stock options and stock appreciation rights (642,431) and restricted stock units and deferred stock units (282,367).

(2)
Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

(3)
Consists of outstanding awards granted to Ms. West under the NYSE inducement awards grant exception to its rules for shareholder approval of equity plans in commencement with her employment with the company.

ITEM 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, we seek non-binding advisory approval on executive compensation.
Our compensation philosophy is to maintain programs that will attract, retain, motivate and reward high-caliber key executive officers who can create long-term financial success for the company and enhance shareholder return. The Compensation Committee bases its executive compensation decisions on the following core objectives:
•
align executive compensation with our short- and long-term goals and the interests of our shareholders;

•
correlate compensation with performance; and

•
provide a comprehensive compensation package that is competitive with those of similarly sized U.S. durable goods manufacturing companies.

We believe that our long-standing executive compensation programs have been effective at motivating the achievement of strong results even during challenging economic times, creating a relationship between pay and performance and aligning the interests of executive officers with those of our shareholders while discouraging risk-taking behavior that would be likely to have a material adverse effect on the company.
Shareholders are encouraged to read the “Compensation Discussion and Analysis” and associated compensation tables for a more detailed discussion of how our compensation programs reflect our overarching compensation philosophy and objectives.
We are presenting shareholders with the opportunity to submit an advisory approval on the executive compensation program for Named Executives by voting on the following resolution:
“RESOLVED, that the shareholders of Tennant Company approve, on an advisory basis, the compensation paid to the company’s Named Executives as disclosed in the “Compensation Discussion and Analysis” section, and compensation tables and narrative discussion contained in the “Executive Compensation Information” section in this Proxy Statement.”
This advisory approval will not be binding on the Compensation Committee or the Board. However, they will carefully consider the outcome of the vote. If there are a significant number of negative votes, we may seek to understand the concerns that influenced the vote and consider them in making future decisions about executive compensation arrangements.
The Board of Directors, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR the advisory resolution approving the compensation of the company’s Named Executives.

ITEM 4 — APPROVE THE TENNANT COMPANY AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN
INTRODUCTION
We are seeking shareholder approval to amend and restate our 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock reserved for issuance under the plan by an additional 1,100,000 shares (subject to adjustment as described below), extend the term of the 2020 Plan and make certain other changes. Our continuing ability to offer equity incentive awards under the 2020 Plan will afford us the continued ability to design compensatory awards that are intended to advance our interests and long-term success by encouraging stock ownership among our officers, other employees, consultants, and non-employee directors.
On February 13, 2024, the Board, at the recommendation of the Compensation Committee (the “Committee”) approved the Amended and Restated 2020 Stock Incentive Plan (the “Amended 2020 Plan”), subject to approval by our shareholders at the Annual Meeting. The Amended 2020 Plan will become effective on the date it is approved by our shareholders. If shareholders approve the Amended 2020 Plan, which includes the additional 1,100,000 shares, we believe that the estimated duration of the shares available for issuance under the Amended 2020 Plan will cover awards for approximately three to five years.
KEY CHANGES IN THE AMENDED 2020 PLAN
The Amended 2020 Plan includes the following material changes:
•
Increase in Shares Available for Issuance. As described above, the Amended 2020 Plan would increase the shares available for issuance under the plan by 1,100,000 shares.

•
Extension of Term. The term of the Amended 2020 Plan will be extended to ten years after shareholder approval of the Amended 2020 Plan, whereas the current 2020 Plan would have expired in 2030.

•
Elimination of Certain Legacy Section 162(m) Provisions. The Amended 2020 Plan removes certain limitations on the maximum number of shares that can be granted under awards to any one participant in any calendar year because the limitation is no longer required following changes to Section 162(m) of the Code.

In addition, the Amended 2020 Plan incorporates certain non-substantive, administrative or clarifying changes.
CONTINUING FEATURES OF THE AMENDED 2020 PLAN
As in the current 2020 Plan, the Amended 2020 Plan includes a number of features that we believe that are consistent with the interests of our shareholders and sound governance practices, including the following:
•
No repricing of underwater options or stock appreciation rights. The Amended 2020 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares;

•
No discounted options or stock appreciation rights. The exercise price of all options and stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of certain substitute awards);

•
Conservative share recycling provisions. We may not add back to the Amended 2020 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a stock appreciation right that are not used in connection with the stock settlement of that award upon its exercise;

•
No liberal definition of “change of control.” No change of control would be triggered merely by shareholder approval of a business combination, the announcement or commencement of a tender offer or any board assessment that a change of control may be imminent;

•
Minimum vesting requirements. Awards granted under the Amended 2020 Plan must have a minimum vesting or performance period of one year, subject only to limited exceptions described in the Types of Awards and General Terms section below;

•
Limits on dividends and dividend equivalents. The Amended 2020 Plan prohibits the payment of dividend equivalents on stock options and stock appreciation rights, and requires that any dividends and dividend equivalents payable or credited on unvested full value awards (e.g., awards other than options and stock appreciation rights) must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents; and

•
No automatic accelerated vesting of equity awards upon a change of control. The Amended 2020 Plan does not provide for automatic acceleration of equity awards upon a change of control.

SHARES OUTSTANDING AND AVAILABLE FOR GRANT UNDER EQUITY COMPENSATION PLANS(1)
The table below shows, as of March 6, 2024, the shares reserved for issuance of outstanding awards and available for future grant under each of our equity compensation plans in which our employees and non-employee directors are eligible to participate. The table also shows the number of shares that will be available for future grants under each equity compensation plan following approval of the Amended 2020 Plan by our shareholders. As of March 6, 2024, there were 19,006,003 of common stock outstanding.
	Current		After Approval of Amended 2020 Plan
	Shares Reserved for Issuance of Outstanding Awards(1)	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
Prior Plans (Terminated)(2)	202,417	—	202,417	—
Equity compensation plans not approved by security holders(3)	11,281	—	11,281	—
2020 Plan	506,032	753,037	506,032	1,853,037
Total	719,730	753,037	719,730	1,853,037

(1)
Shares reserved for issuance of outstanding awards at March 6, 2024, consist of the following:

	Types of Awards
	Options/SARs	Full Value Awards	Weighted Average Exercise Price of Options/SARS	Weighted Average Term to Expiration
Prior Plans (Terminated)(2)	156,847	45,570	$66.91	3.9
Equity compensation plans not approved by security holders(3)	8,808	2,473	$85.73	7.2
2020 Plan	154,190	351,842	$76.06	8.0
Total	319,845	399,885	$71.84	6.0

(2)
The “prior plans” consist of the former Non-Employee Director Stock Option Plan, 2007 Plan, the 2010 Plan, and the 2017 Plan, all which were terminated and we no longer make equity grants out of such plans; however, any shares that would return to the prior plans as a result of an award terminating, expiring, being exchanged, being forfeited or being settled in cash in lieu of shares would instead become available under the 2020 Plan.

(3)
Consists of outstanding awards granted to Ms. West under the NYSE inducement awards grant exception to its rules for shareholder approval of equity plans in commencement with her employment with the company.

HISTORICAL BURN RATE UNDER EQUITY COMPENSATION PLANS
As shown in the table below, our three-year average “burn rate” for fiscal years 2021 through 2023 was 1%. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our weighted average common shares outstanding for that year. We believe that our historical burn rate is reasonable for a company of our size in our industry.
Burn Rate Table
	2023	2022	2021
Stock Options Granted	60,492	63,724	73,274
Restricted Share Awards Granted	20,094	18,967	16,863
Restricted Stock Units Granted	59,034	52,477	61,121
PRSU Awards Earned	51,712	32,130	43,198
Total	191,332	167,298	194,456

Weighted Average Common Shares Outstanding	18,509,523	18,494,356	18,499,674
Burn Rate	1.03%	0.90%	1.05%
2021-2023 3-Year Average Burn Rate	1.0%	—	—
THE AMENDED 2020 PLAN
The Amended 2020 Plan will be effective when approved by our shareholders at the Annual Meeting. The major features of the Amended 2020 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Amended 2020 Plan, which is attached to this proxy statement as Appendix A.
PURPOSE OF THE AMENDED 2020 PLAN
The purpose of the Amended 2020 Plan is to promote the interests of our Company and our shareholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in our Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates.
ADMINISTRATION
The Amended 2020 Plan is administered by the Committee. The Committee has the authority to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards, and whether and to what extent awards may be settled, paid or exercised in cash, shares or other awards, or accelerated, extended, canceled, forfeited or suspended. The Committee also has the authority to establish, amend or waive rules relating to the Amended 2020 Plan. The Amended 2020 Plan provides that directors serving on the Committee must be independent directors within the meaning of applicable stock exchange rules and regulations and non-employee directors within the meaning of federal securities law.
To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate its responsibilities under the Amended 2020 Plan to non-employee directors with respect to determining and administering awards to employees who are not executive officers, directors or 10% shareholders of our Company under applicable federal securities laws. It may also delegate non-discretionary administrative responsibilities under the Amended 2020 Plan to members of our management or other persons as it deems advisable.
ELIGIBILITY
All employees of our Company and our affiliates are eligible to receive awards under the Amended 2020 Plan. As of December 31, 2023, we had approximately 4,457 employees and eight non-employee directors. Awards, other than incentive stock options (see “Types of Awards and General Terms” below), also may be awarded by the Committee to individuals who are not employees but who provide services to us or our affiliates, such as a non-employee director or an independent contractor.
NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE AMENDED 2020 PLAN
The total number of shares of our common stock available for distribution under the current 2020 Plan when originally approved by shareholders was 1,750,000 and the proposal to approve the Amended 2020 Plan would increase that by 1,100,000 shares to a total of 2,850,000 shares, subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization, all of which may be issued as incentive stock options. Also, any shares of our common stock subject to an award outstanding under the 2007 Plan, the 2010 Plan, or the 2017 Plan that expire unexercised, that are terminated, expired, exchanged, forfeited or settled in cash in lieu of shares, may again be used for an award under the Amended 2020 Plan.
The Amended 2020 Plan continues to use a fungible share pool design. As a result, all shares subject to stock options and stock appreciation rights will count as one share against the pool of authorized shares, whereas all other awards, such as restricted stock and stock units, count as 2.15 shares against the pool of authorized shares.
In the event of any equity restructuring, such as a stock split, spin-off, stock dividend or certain recapitalizations, the Committee will equitably adjust the shares subject to the Amended 2020 Plan and outstanding awards. The Committee may make similar equitable adjustments in connection with other transactions that affect our common stock.
The closing sale price of a share of our common stock on the New York Stock Exchange on March 6, 2024 was $108.67 per share.
TYPES OF AWARDS AND GENERAL TERMS
The types of awards that may be granted under the Amended 2020 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant.
Minimum Vesting.   Awards that vest based solely on the satisfaction of service-based vesting conditions shall be subject to a vesting period of not less than one year from the date of grant, and awards whose vesting or grant is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The vesting and performance periods shall not apply in connection with (i) a change of control, if so provided by the Committee, (ii) termination of employment due to death, disability or retirement, as provided by the Committee, (iii) certain substitute awards, (iv) awards made in payment of or exchange for other earned compensation and (v) awards involving an aggregate number of shares not in excess of 5% of the Amended 2020 Plan’s share reserve.
Dividends and Dividend Equivalents.   Dividends may not be paid on stock options or stock appreciation rights. Dividends and dividend equivalents on other awards may not be paid out with respect to any unvested awards, but instead shall be subject to the same restrictions and risk of forfeiture as the shares to which the dividends or dividend equivalents relate.
Fundamental Changes; Change of Control.   Under the Amended 2020 Plan, the Committee may cancel outstanding awards in exchange for cash payments to the recipients in the event of a “fundamental change” (defined as a dissolution or liquidation, a sale of all or substantially all of the Company’s assets, a merger or consolidation or a statutory share exchange involving the Company). The Amended 2020 Plan includes a definition of change of control; however, it does not provide for automatic acceleration of vesting of awards upon a change of control and rather permits the Committee to determine the appropriate treatment of each award in the event of a change of control.
Deferrals.   The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Amended 2020 Plan.

Transferability.   In general, no right or interest in any award under the Amended 2020 Plan may be assigned or transferred by a participant, except in the event of death or pursuant to a qualified domestic relations order. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.
In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the Amended 2020 Plan are as follows:
Incentive and Non-Qualified Stock Options.   Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of their fair market value (as defined in the Amended 2020 Plan) as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our stock on the New York Stock Exchange on the day preceding the date of grant; however, if the grant of an option occurs after the close of market, then we use the closing price of our stock on that day. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, the aggregate fair market value of the shares of our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Amended 2020 Plan or any other plan we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.
The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.
Stock Appreciation Rights.   The value of a stock appreciation right granted to a recipient is determined by the appreciation in our common stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of our common stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with or independent of any option or other award.
Restricted Stock.   An award of restricted stock shall consist of shares of our common stock subject to restrictions on transfer and conditions of forfeiture as determined by the Committee. The restrictions and forfeiture conditions will lapse and the shares will vest at such times and in such installments as may be determined by the Committee. Participants are entitled to vote restricted shares prior to the time they vest.
Stock Units.   A stock unit award entitles a participant to receive cash and/or stock. A stock unit award vests at such times and in such installments as may be determined by the Committee. If the vesting of a stock unit award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and vest, which may be greater or less than the target number of stock units specified in the grant agreement. The Committee may provide whether any consideration other than services must be received by Tennant or any of its affiliates as a condition to the settlement of the award.
Other Share-Based Awards.   The Committee may also grant such other share-based awards having such terms and conditions as the Committee may determine, subject to the other provisions of the Amended 2020 Plan.
Performance-Based Awards.   Any award may be granted subject to satisfaction of performance-based conditions. Performance-based awards entitle the recipient to payment of cash or stock in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATIONS
Unless terminated earlier, the Amended 2020 Plan will remain in effect until the tenth anniversary of its effectiveness, which will occur upon shareholder approval. The Amended 2020 Plan gives the Board the right to terminate, suspend or modify the Amended 2020 Plan, except that amendments to the Amended 2020 Plan are subject to shareholder approval if needed to comply with the New York Stock Exchange listing rules or other applicable laws or regulations.
The Amended 2020 Plan provides that all awards are subject to agreements, which may be written or electronic, containing the terms and conditions of the awards. Awards may be amended unilaterally by the Committee, unless such amendments are determined by the Committee to be (i) materially adverse to the participant and (ii) not required as a matter of law, in which case consent of the participant would be required. No amendment shall reduce the exercise price of, or “reprice,” any outstanding option or stock appreciation right, without shareholder approval. Similarly, we may not cancel any option or stock appreciation right in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or strike price or cancel any option or stock appreciation right in exchange for cash, other property, or the grant of a full value award at any time when the per share exercise price is greater than the fair market value.
FEDERAL TAX CONSIDERATIONS
The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the Amended 2020 Plan.
Non-Qualified Stock Options.   If a participant is granted a nonqualified stock option under the Amended 2020 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options.   If a participant is granted an incentive stock option under the Amended 2020 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Internal Revenue Code (the “Code”) for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards.   The current federal income tax consequences of other awards authorized under the Amended 2020 Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code.   Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code.   The foregoing discussion of tax consequences of awards under the Amended 2020 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Withholding.   The Amended 2020 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.
PLAN BENEFITS
As described above, the Committee, in its discretion, will select the participants who receive awards and the size and types of those awards, if the Amended 2020 Plan is approved by shareholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups under the Amended 2020 Plan. Equity awards granted to the Named Executives in fiscal 2023 under the current 2020 Plan are set forth in the Grants of Plan-Based Awards table. The value of restricted stock units awarded to non-employee directors in fiscal 2023 under the current 2020 Plan is set forth in the Director Compensation table.

OTHER INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 6, 2024, information regarding beneficial ownership (including shares subject to options and other convertible securities that are exercisable, will become exercisable, or otherwise will be settled within 60 days of March 6, 2024) by:
•
Beneficial owners of more than 5% of our common stock;

•
Ownership by directors and director nominees;

•
Ownership by the Named Executives as listed in the Summary Compensation Table; and

•
Ownership by all current directors and executive officers as a group.

Except as otherwise noted, the shareholders listed have sole voting and investment powers with respect to the Common Stock owned by them.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	3,128,203 shares in aggregate. BlackRock has sole voting power for 3,058,532 shares and sole investment authority for 3,128,203 shares.(2)(3)	16.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,250,515 shares in aggregate. Vanguard Group has sole voting power for 0 shares, shared voting power for 23,486 shares, sole investment authority for 2,207,514 shares and shared investment authority for 43,001 shares.(2)	11.8%
Mairs & Power, Inc. 30 East 7th Street, Suite 2500 St. Paul, MN 55101	1,227,944 shares in aggregate. Mairs & Power has sole voting power for 1,224,804 shares and sole investment authority for 1,227,944 shares.(2)	6.4%
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
David W. Huml	140,892 shares(4)	*
Fay West	41,005 shares(4)	*
Richard H. Zay	90,775 shares(4)	*
Kristin A. Erickson	25,624 shares(4)	*
Barbara A. Balinski	22,648 shares(4)	*
Carol E. McKnight	0 shares(4)	*
Azita Arvani	24,522 shares(4)	*
Carol S. Eicher	33,539 shares(4)	*
Maria C. Green	8,331 shares(4)	*
Andrew P. Hider	4,056 shares(4)	*
Timothy R. Morse	4,736 shares(4)	*
Donal L. Mulligan	24,714 shares(4)	*
Steven A. Sonnenberg	24,441 shares(4)	*
David Windley	12,689 shares(4)	*
All directors and current executive officers as a group (14 persons)	461,662 shares(5)	2.4%

(1)
An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the total.

(2)
The information set forth above as to the Amount and Nature of Beneficial Ownership is based on Schedule 13G/A statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2023.

(3)
BlackRock, Inc., the parent holding company, reports that iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the total outstanding shares of common stock.

(4)
Includes the following number of shares covered by currently exercisable options or options exercisable within 60 days: Mr. Huml — 78,262; Ms. West — 15,177; Mr. Zay — 72,676; Ms. Erickson — 14,962; Ms. Balinski — 12,760; Ms. Ms. Arvani — 10,357; Ms. Eicher — 7,999; Mr. Hider — 1,447 Mr. Mulligan — 7,999; Mr. Sonnenberg — 1,447; and Mr. Windley — 8,706.

(5)
Includes 231,756 shares covered by currently exercisable options, or options exercisable within 60 days, granted to current executive officers (including Named Executives) and directors.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2023, except for one inadvertent late filing for Mr. Huml reporting two transactions, which included the settlement of a PRSU and a forfeiture of shares to cover the required tax withholding.
Related-Person Transaction Approval Policy
The Board adopted a written related-person transaction approval policy, which sets forth our policies and procedures for the review, approval, or ratification of certain related-person transactions. This policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements, or relationships in which we are a participant and in which a related person has a direct or indirect interest, but exempts the following:
•
payment of compensation by us to a related person for the related person’s service to us in the capacity or capacities that give rise to the person’s status as a “related person” (provided such compensation was approved by the Board or a committee thereof, if such approval was required);

•
transactions available to all employees or all shareholders on the same terms; and

•
transactions which, when aggregated with the amount of all other transactions between the related person and the company, involve less than $120,000 in a fiscal year.

Our Board must approve any related-person transaction subject to this policy before commencement of the related-person transaction or, if the transaction is not identified prior to its commencement, the transaction must be submitted to the Board for ratification. The Board will analyze the following factors, in addition to any other factors the Board deems appropriate, in determining whether to approve a related-person transaction:
•
whether the terms are fair to the company;

•
whether the transaction is material to the company;

•
the role the related person has played in arranging the related-person transaction;

•
the structure of the related-person transaction; and

•
the interests of all related persons in the related-person transaction.

The Board may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon the company and the related person taking such precautionary actions as the Board deems appropriate.

Political Contribution Policy
Upon recommendation of the Governance Committee, the Board has adopted a written Political Contributions and Public Policy Activities Policy, which provides that:
•
the company and its subsidiaries abide by laws governing political contributions and related activities;

•
the company generally will not make direct political contributions; if the company wants to make direct political contributions, it must get advance approval from the Governance Committee; and

•
employees are forbidden from using company property for political or public policy activities.

The policy is not intended to prohibit the company from participating in trade associations, professional societies, industry groups and other tax-exempt organizations that represent the industries and business communities in which the company operates.
Shareholder Proposals and Nominations
Shareholder proposals intended to be presented at the 2025 Annual Meeting should be sent to our Corporate Secretary at 10400 Clean Street, Eden Prairie, MN 55344. Proposals must be received on or before November 21, 2024, to be eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting.
Shareholder proposals intended to be presented at the 2024 Annual Meeting, but not intended to be included in the Proxy Statement or form of Proxy for the meeting, must be received on or before January 31, 2024. Proxies solicited by the Board for that Annual Meeting will authorize the named Proxies on the Proxy Card to use their discretion in voting the Proxies when any such proposals are presented at the meeting.
If a shareholder wishes to nominate a director, under our Restated Articles of Incorporation, a shareholder of record must submit to the Corporate Secretary a written request that a person’s name be placed in nomination. This request must be received not less than 75 days prior to the date fixed for our annual meeting, along with the written consent of the proposed nominee to serve as a director and such other information required by our Amended & Restated By-Laws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 3, 2025.
See “Candidates Recommended by Shareholders” for information and requirements on how to recommend a potential director candidate for consideration by the Governance Committee.

APPENDIX A
TENNANT COMPANY
AMENDED AND RESTATED
2020 STOCK INCENTIVE PLAN
1.         Purpose. The purpose of the Amended and Restated Tennant Company 2020 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates.
2.         Definitions.
2.1       The capitalized terms used elsewhere in the Plan have the meanings set forth below.
(a)      “Affiliate” means any entity that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f).
(b)      “Agreement” means a written or electronic contract, notice or other document containing the terms and conditions of an Award, together with all amendments thereto.
(c)      “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Stock Units, or any other stock-based award.
(d)      “Board” means the Board of Directors of the Company.
(e)      “Cause” shall mean, unless otherwise provided in an Agreement, termination for (i) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement; (ii) an act or acts of dishonesty undertaken by the Participant and intended to result in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant’s employment, which failure is demonstrably willful and deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; or (iv) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.
(f)      “Change of Control” shall mean, unless otherwise provided in an Agreement, one of the following:
(i)      a majority of the directors of the Company shall be persons other than persons
(A)      who were nominated for election or elected by the Board, or
(B)      who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships;
(ii)      35% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) are acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes of Control pursuant to this Section 2(f)(ii):
(A)      any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or
(B)      any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or
(C)      any acquisition or beneficial ownership by a parent entity of the Company (after giving effect to the merger or statutory share exchange) or its wholly owned subsidiaries, as long as they shall remain wholly owned subsidiaries, directly or indirectly of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange that complies with Section 2(f)(iii)(A)(1), (2) and (3) or the exception in Section 2(f)(iii)(B) in all respects, or
(D)      any repurchase or other acquisition by the Company of Outstanding Company Voting Securities or Outstanding Company Common Stock that causes any person to become the beneficial owner of 35% or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock;
(iii)      the Company consummates
(A)      a merger of the Company with or into another entity, other than a merger in which
(1)      the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 50% of, respectively, the then outstanding common stock and the then outstanding voting power of the voting securities (or comparable equity interests) of the surviving entity in the merger or its direct or indirect parent entity in substantially the same proportions (except for those exercising statutory dissenters’ rights) as their ownership of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to the merger,
(2)      if voting securities of the direct or indirect parent entity of the Company (after giving effect to the merger) are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), and
(3)      no individual, entity or group (other than a direct or indirect, parent entity that, after giving effect to the merger, directly or indirectly through one or more wholly owned subsidiaries, beneficially owns 100% of the outstanding voting securities of the entity resulting from the merger) beneficially owns, directly or indirectly, immediately after the merger, 35% or more of the voting power of the outstanding voting securities or the outstanding common stock of the entity (or comparable equity interests) resulting from the merger.
(B)      an exchange, pursuant to a statutory exchange of Outstanding Company Voting Securities held by shareholders of the Company immediately prior to the exchange, of shares of one or more classes or series of Outstanding Company Voting Securities for cash, securities or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (1) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and the Outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 50% of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interests) of such parent entity, and (2) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or
(C)      a sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or
(iv)      the shareholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding anything herein stated, to the extent any Award constitutes a deferral of compensation subject to Code Section 409A, and if an Award provides for a change in the time or form of payment upon a Change of Control, no Change of Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company under Section 409A of the Code.
(g)      “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.
(h)      “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations, and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the compensation committee of the Board unless otherwise specified by the Board.
(i)      “Company” means Tennant Company, a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(j)      “Disability” means (i) the disability of a Participant such that the Participant is considered disabled under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (ii) if there is no such plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(k)      “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
(l)      “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.
(m)      “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.
(n)      “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:
(i)      the closing sale price of a Share on the date immediately preceding that date or, if no sale of the Company’s Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred
(A)      on the composite tape for New York Stock Exchange listed shares, or
(B)      if the Shares are not listed on the composite tape for New York Stock Exchange listed shares, on the principal securities exchange or other system on which the Shares are then listed or traded.
However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.”
(ii)      If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then-current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16.
(o)      “Full Value Award” means an Award other than an Option or Stock Appreciation Right.

(p)      “Fundamental Change” means the consummation of a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
(q)      “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.
(r)      “Non-Employee Director” means a member of the Board who is not an Employee.
(s)      “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(t)      “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options granted under Section 8.
(u)      “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.
(v)      “Performance Period” means the period of time as specified in an Agreement over which an Award subject to Performance Measures is to be earned.
(w)      “Performance Measures” means the performance measures established by the Committee in connection with the grant of an Award which may include one or more of the following: revenue; earnings per share before one or more of income tax, interest, depreciation and amortization; net earnings or net earnings per share; economic profit; inventory; receivables; total or net operating asset turnover; operating income; operating expense; total shareholder return; stock price; profitability as measured by return ratios (including, but not limited to, return on equity, return on invested capital and return on revenue); margins (including, but not limited to, one or more of gross, operating and net earnings margins); market share; asset quality; cost and expense management; economic value added or similar value added measurements; working capital, including improvement in working capital levels; productivity ratios; cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), each of which may be expressed in absolute amounts, on a per share basis (basic or diluted), on a total revenue basis, as a growth rate, as a change from preceding periods or relative to a designated peer group, an index of comparable companies or other external measure, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.
(x)      “Plan” means this Tennant Company 2020 Stock Incentive Plan, as may be amended and in effect from time to time.
(y)      “Prior Plans” means the Tennant Company 2017 Stock Incentive Plan, the Tennant Company 2007 Stock Incentive Plan and the Tennant Company Amended and Restated 2010 Stock Incentive Plan, as Amended.
(z)      “Restricted Stock” means Stock granted under Section 7 so long as such Stock remains subject to one or more restrictions.
(aa)      “Retirement” shall mean, unless otherwise provided in an Agreement, voluntary termination of employment, other than for Cause, on or after (i) age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or (ii) age 62.
(bb)      “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.
(cc)      “Share” means a share of Stock.
(dd)      “Stock” means the common stock, par value $0.375 per share (subject to adjustment from time to time), of the Company.
(ee)      “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 9.

(ff)      “Stock Unit” means a right granted under Section 10 to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share.
(gg)      “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.
(hh)      “Substitute Awards” has the meaning given in Section 19.
(ii)      “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.
(jj)      “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on a Full Value Award are in effect.
(kk)      “Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.
3.         Administration and Indemnification.
3.1       Administration.
(a)      The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property, or accelerated, extended, canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee.
(b)      To the extent not inconsistent with applicable law or stock exchange rules and solely for purposes of determining and administering Awards to Participants who are not subject to Section 16, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(c)      To the extent within its discretion and subject to Sections 15 and 16, the Committee may amend the terms and conditions of any outstanding Award.
(d)      The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.
3.2       Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
3.3       Awards to Foreign Service Providers. The Committee may grant Awards to persons eligible to receive Awards pursuant to Section 5 who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
4.         Shares Available Under the Plan.
(a)      The number of Shares available for distribution under the Plan shall not exceed 2,850,000 (subject to adjustment pursuant to Section 4(b) and Section 16). Any Shares made subject to Awards of Options or Stock Appreciation Rights shall be counted against this number as one (1) Share for every one (1) Share granted. Any shares of Stock granted as Full Value Awards shall be counted against this number as two and fifteen hundredths (2.15) Shares for every one (1) Share granted. The Shares issued under the Plan may come from authorized and unissued shares or shares purchased in the open market. No further awards may be made under the Tennant Company 2017 Stock Incentive Plan after the effective date of this Plan.
(b)      Any Shares subject to an Award under the Plan, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is terminated, expired, exchanged, forfeited or settled in cash in lieu of Shares shall, to the extent of such termination, expiration, forfeiture or settlement, again become available for Awards under the Plan.
(c)      Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.
(d)      For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:
(i)      where the number of Shares available under an Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award until such time as it can be determined that only a lesser number of Shares could be received;
(ii)      where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award;
(iii)      Awards that may be settled solely in cash shall not be counted against the share reserve; and
(iv)      Shares subject to Substitute Awards shall not be counted against the share reserve.
(e)      Notwithstanding anything to the contrary contained herein, (i) Shares tendered to or withheld by the Company in payment of the purchase price of an Option shall not be added to the total number of Shares available for grant under the Plan, (ii) Shares tendered to or withheld by the Company to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan, (iii) Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan and (iv) all Shares covered by a Stock Appreciation Right that is settled in Shares shall be considered issued under the Plan.

(f)      Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(g)      The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be the number specified in the first sentence of Section 4(a) (subject to adjustment pursuant to Section 4(b) and Section 16).
(h)      If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
5.         Eligibility. Participation in the Plan shall be limited to (i) Employees, (ii) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director and (iii) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall be contingent upon such individual becoming an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant or Non-Employee Director of the Company (or vice versa) shall be deemed a termination of employment for purposes of the Plan.
6.         General Terms of Awards.
6.1       Amount of Award and Grant Date. Each Award shall be evidenced by an Agreement setting forth the terms and conditions that apply to such Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which an Award is made or granted, unless the approval specifies an alternative grant date that is later than the date and time of approval.
6.2       Vesting and Term. Each Agreement shall set forth the Term of an Award and any applicable Performance Period, but in no event shall the Term of an Award be longer than ten years after the date of grant. The Committee may provide for such vesting conditions as the Committee, in its sole discretion, may determine, provided that (i) Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the date of grant, and (ii) Awards whose grant or vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. The foregoing minimum vesting and Performance Periods will not, however, apply in connection with: (i) a Change of Control if so provided by the Committee, (ii) a termination of employment due to death, Disability or Retirement if so provided by the Committee, (iii) a Substitute Award (as defined below) that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a) as of the effective date of the Amended and Restated Plan. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders.

6.3       Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to a Full Value Award. No Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that an Award (other than Incentive Stock Options) may be transferable, to the extent permitted by law, by gift to a “family member” (as defined in the instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor statute, if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, Disability or termination of employment of a Participant the references to “Participant” shall mean the original grantee of an Award and not any Transferee.
6.4       Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment with the Company and all of its Affiliates, the following provisions shall apply:
(a)      Options and Stock Appreciation Rights
(i)      Death or Disability.   If a Participant who has been granted an Option or Stock Appreciation Rights shall die or if a Participant’s employment terminates because of Disability before such Option or Stock Appreciation Rights have expired, the Option or Stock Appreciation Rights shall become exercisable in full, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death or termination of employment due to Disability.
(ii)      Retirement.   If a Participant’s employment terminates because of Retirement, the Option or Stock Appreciation Rights shall become exercisable in full, and the Participant may exercise his or her Options or Stock Appreciation Rights at any time, or from time to time, within three months after the date of such termination if such termination results from the Participant’s Retirement; provided that if the Participant has provided the Company with six months’ prior written notice of the Participant’s intention to Retire, and if there are no special payments made by the Company as a retirement incentive or inducement, then the Options or Stock Appreciation Rights may be exercised at any time within five years after the Participant’s employment by the Company terminates due to Retirement.
(iii)      Cause.   If a Participant’s employment is terminated for Cause, the Award shall terminate immediately upon such termination for Cause.
(iv)      Reasons other than Death, Disability, Retirement or Cause.   If a Participant’s employment terminates for any reason other than death, Disability, Retirement or Cause, the unexercisable portion of any Award held by such Participant shall terminate at the date of termination of employment and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant’s employment. If the Participant is a Non-Employee Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.
(v)      Notwithstanding the foregoing Sections 6.4(a)(i), (ii), (iii) and (iv), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4 (i), (ii), (iii) and (iv), except as otherwise provided by the Committee in the applicable Agreement, shall terminate as of the end of the periods described in such Sections.
(b)      Full Value Awards.   If a Participant’s employment with the Company or any of its Affiliates terminates prior to the scheduled vesting of a Full Value Award because of death, Disability, Retirement or under other circumstances provided by the Committee in its discretion in the applicable Agreement or otherwise, the Participant shall be entitled to have vest a number of Shares or Share equivalents that has been prorated for the portion of the Term during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares or Share equivalents, all restrictions shall lapse. If vesting of an Award was subject to the achievement of Performance Measures, the number of Shares or Share equivalents subject to vesting shall further be based upon the extent to which achievement of Performance Measures was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6.4(b) or in the applicable Agreement, if a Participant’s employment terminates with the Company and all of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.
6.5       Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which an Award relates.
6.6       Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which the grant, vesting, exercisability, lapse of restrictions or settlement in cash or Shares is contingent. In connection with any such Award, the Committee shall determine the extent to which Performance Measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a Performance Period and/or adjustments or waivers of the achievement of performance goals under circumstances including but not limited to (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change of Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.
7.         Restricted Stock Awards.
(a)      An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.
(b)      Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be issued in the name of the Participant and each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or the Stock certificate or book-entry shall bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.
(c)      Upon the lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.
(d)      Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends (subject to Section 18) and the right to vote the Shares of Restricted Stock.
8.         Stock Options.
8.1       Terms of All Options.
(a)      An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted.
(b)      The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit a

Participant to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be paid in cash or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery or tender to the Company of Shares (by actual delivery or attestation) held by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the Agreement, provided that no fractional Shares will be issued or accepted. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
(c)      Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.
8.2       Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
(a)      the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;
(b)      an Incentive Stock Option shall not be exercisable more than ten years after the date of grant (or such other limit as may be required by the Code);
(c)      if an Incentive Stock Option may be exercised more than one year after termination of the Participant’s employment with the Company and its Affiliates if the Participant’s employment with the Company and its Affiliates terminates because of the Participant’s death or Disability or more than three months after termination of the Participant’s employment if the Participant’s employment terminates for any reason other than death or Disability, then, to the extent the Option is exercised after the expiration of such periods, it shall be treated as a Non-Statutory Stock Option;
(d)      the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; provided that to the extent an Option (or portion thereof) granted to a Participant does not meet all of the requirements required by the Code for an Incentive Stock Option, such an Option (or portion thereof) shall be treated as a Non-Statutory Stock Option; and
(e)      notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time an Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.
9.         Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.
10.       Stock Units.
10.1      Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified Performance Period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
10.2      Payment of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11.       Other Awards. The Committee may from time to time grant Stock and other stock-based Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of an Award to which the Shares relate.
12.       Effective Date and Duration of the Plan.
12.1       Effective Date. The Plan became effective on April 29, 2020, and its amendment and restatement shall become effective upon shareholder approval at the 2024 Annual Meeting of Shareholders or any adjournment thereof.
12.2      Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15, or the tenth anniversary of the effective date of the Plan as amended and restated, whichever occurs first (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.
13.       Plan Does Not Affect Employment Status.
(a)      Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.
(b)      Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.
14.       Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving

Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not in excess of the maximum individual statutory tax rate in each applicable jurisdiction) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, with the Shares so withheld, delivered or tendered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.       Amendment, Modification and Termination of the Plan and Agreements.
(a)      Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or modify the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. Notwithstanding the foregoing, the Company shall submit any amendment of the Plan for shareholder approval if the rules of the stock exchange on which the Shares are then listed or other applicable laws or regulations require shareholder approval of such amendment.
(b)      No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of the Plan’s termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law or stock exchange rule; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 does not adversely affect these rights. Except as provided in Section 16, in no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or strike price, as the case may be, (iii) be cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right is greater than the current Fair Market Value of a Share or (iv) otherwise be subject to any action that would be treated, for accounting purposes or under the rules of the New York Stock Exchange, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with the rules of the New York Stock Exchange.
(c)      An Award may be unilaterally amended by the Committee unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law or stock exchange rule, in which case the Participant’s consent shall be required.
16.       Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, referred to as “ASC Topic 718”) that causes the per Share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring, and to any maximum limitations prescribed in the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Award be amended for the sole purpose of decreasing the exercise or strike price thereof, except in accordance with Section 15(b) of the Plan. No adjustment shall be made pursuant to this Section 16 in a manner that would cause an Award to be subject to adverse tax consequences under Section 409A.

17.       Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:
(a)      if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of all or a portion of the outstanding Awards by (i) the assumption of the Awards by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and any exercise price thereof or (ii) the substitution of comparable equity-based awards of the surviving or successor entity (or its Parent) that contain terms that are substantially similar to those of the Awards, in each case; provided that no adjustment shall be made pursuant to this Section 17(a) in a manner that would cause Incentive Stock Options to violate Code Section 422(b) or cause an Award to be subject to adverse tax consequences under Code Section 409A; or
(b)      declare, prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Award, whether or not then vested or exercisable, that such Award shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment (i) to each holder of an Option or Stock Appreciation Right of cash equal to (x) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (y) for each Stock Appreciation Right, the price determined pursuant to Section 9, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 9, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is determined in the manner hereinafter referred to in this Section and (ii) to each holder of a Full Value Award of cash equal to the Fair Market Value of each Share subject to the canceled Award (based on the target number of Shares in the event of an Award that vests based on achievement of Performance Measures). Payment of any amount under this Section 17(b) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Fundamental Change, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, or other terms comparable to those imposed upon the Company’s shareholders under the Fundamental Change. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Award shall be entitled to the payment provided for in this Section 17(b) if such Award shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change; provided that the Fair Market Value of a Share subject to an Option or Stock Appreciation Right will be no more than the Fair Market Value determined in compliance with Code Section 409A.
18.       Dividends and Dividend Equivalents. An Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, provide the Participant with the right to have credited to an account for the Participant dividend payments or dividend equivalent payments with respect to Shares subject to an Award (both before and after the Shares subject to an Award are earned, vested or acquired), and may be settled in cash or Shares, as determined by the Committee; provided, however, that in no event shall any dividend payments or dividend equivalent payments be paid out with respect to any unvested Awards and shall instead be subject to the same restrictions and risk of forfeiture as the Shares to which the dividends or dividend equivalents relate. The additional terms of any such dividends or dividend equivalent rights will be as set forth in the applicable Award, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the dividends or the deemed reinvestment of dividend equivalents in connection with an Award or Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4(a).
19.       Substitute Awards Issued in Acquisitions. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock, stock units or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company in connection with the Company’s or an Affiliate’s acquisition of such other entity (“Substitute Awards”). The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
20.       Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
21.       Limits of Liability.
(a)      Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement and any rights the Participant may have as a shareholder of the Company.
(b)      Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3.1(b) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
22.       Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
23.       Deferrals and Settlements. The Committee may require or permit Participants, with respect to Full Value Awards other than Restricted Stock Awards, to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
24.       Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
25.       Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

26.       Forfeiture and Compensation Recovery.
(a)      The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination for Cause, violation of any material Company or Affiliate policy, breach of non-competition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(b)      Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including but not limited to any policy adopted in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically amended to comply with any such compensation recovery policy.
27.       Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(a)      If any amount is payable under such Award upon a termination of service, a termination of service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;
(b)      If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A;
(c)      Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A; and
(d)      If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

28.       Requirements of Law.
(a)      To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
(b)      If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

TENNANT COMPANY

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

Nominees

	For	Against	Abstain
1a. Azita Arvani	☐	☐	☐
1b. Timothy R. Morse	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐
4. Approve the Tennant Company Amended and Restated 2020 Stock Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000633877_1 R1.0.0.6

TENNANT COMPANY 10400 CLEAN STREETEDEN PRAIRIE, MN 55344-2650Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 30, 2024 for shares held directly and by 11:59 P.M. ET on April 26, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TNC2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 30, 2024 for shares held directly and by 11:59 P.M. ET on April 26, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAMETHE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL #SHARES →123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345 xTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1OF2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following:1. Election of two Class II directors forthree-year terms, such that the total number of directors is eight.NomineesForAgainstAbstain

TENNANT COMPANY
ANNUAL MEETING OF SHAREHOLDERS
May 1, 2024, 10:30 A.M. CDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David W. Huml and Kristin A. Erickson, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or either of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the "Company") held of record by the undersigned on March 6, 2024, at the Annual Meeting of Shareholders to be held over the Internet at www.virtualshareholdermeeting.com/TNC2024 on May 1, 2024 at 10:30 a.m. (CDT), or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

This Proxy covers all shares for which the undersigned has the right to give voting instructions to Fidelity Management Trust Company, Trustee of the Tennant Company Retirement Savings Plan (090984) ("Plan"). This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by April 26, 2024, the undersigned will be treated as directing the Plan's Trustee to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT.

Continued and to be signed on reverse side. See reverse for voting.

0000633877_2 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .